UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Nicolet Bankshares, Inc.
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Nicolet Bankshares, Inc.:

The 2019 Annual Meeting of Shareholders of Nicolet Bankshares, Inc. (“Nicolet” or the “Company”) will be held at the Meyer Theatre, 117 South Washington Street, Green Bay, Wisconsin on Monday, May 13, 2019 at 5:00 p.m. local time. The items of business include:

(1)	The election of directors.

(2)	The ratification of the selection of Porter Keadle Moore, LLC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019.

(3)	The approval of an amendment to the Nicolet Bankshares, Inc. 2011 Long-Term Incentive Plan to increase the number of shares authorized for issuance from 1,500,000 to 3,000,000 shares.

(4)	The advisory vote to approve Nicolet's named executive officer compensation.

(5)	The advisory vote on the frequency of advisory approval of Nicolet's named executive officer compensation.

(6)	Such other business as properly may come before the Annual Meeting and all adjournments thereof.

The Board of Directors has set March 6, 2019 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

We hope that you will be able to attend the Annual Meeting. You may vote by proxy card, internet or telephone. If you plan to attend the meeting, please respond as such when voting your proxy so that we can make proper arrangements for the anticipated number of guests. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card or vote your proxy by internet or telephone as soon as possible. Doing so will help ensure that the greatest number of shareholders and votes are represented at the Annual Meeting. If you attend the Annual Meeting and wish to vote your shares in person, you may do so at any time before the vote takes place.

By Order of the Board of Directors,

Robert B. Atwell
Chairman, President and Chief Executive Officer
Nicolet Bankshares, Inc.

Green Bay, Wisconsin
March 20, 2019

YOUR VOTE IS IMPORTANT. Please read the attached Proxy Statement and then either: (i) promptly complete, date, sign and return the enclosed proxy card in the postage-paid envelope, or (ii) vote using the internet or by telephone by following the instructions printed on the proxy card. You can spare the Company the expense of further proxy solicitation by returning your vote promptly by signed proxy or by voting via the internet or telephone.

NICOLET BANKSHARES, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 13, 2019

INTRODUCTION

Time and Place of the Meeting

The Company’s Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the 2019 Annual Meeting of Shareholders of the Company to be held on Monday, May 13, 2019 at 5:00 p.m. local time (the "Annual Meeting") at the Meyer Theatre, 117 South Washington Street, Green Bay, Wisconsin and at any adjournment of the meeting.

Record Date and Mailing Date of Materials

The close of business on March 6, 2019 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about March 20, 2019.

The Company’s 2018 Annual Report to Shareholders and Annual Report on Form 10-K, which includes audited consolidated financial statements for the Company for the fiscal years ended December 31, 2018 and 2017, as filed with the SEC, has also been mailed to shareholders of the Company with these proxy materials. Neither forms any part of the material for the solicitation of proxies. The Annual Report on Form 10-K is also available to the public on the Internet at the SEC’s website at www.sec.gov or on our website under “Investor Relations/SEC Filings” at www.nicoletbank.com. This Proxy Statement and the 2018 Annual Report to Shareholders are also available for viewing, printing, and downloading at www.nicoletbank.com.

Number of Shares of Capital Stock Outstanding and Quorum

As of the close of business on the record date, the Company had 30,000,000 shares of common stock, $0.01 par value, authorized, of which 9,487,842 shares were issued and 9,462,138 shares were outstanding. Each issued and outstanding share of common stock is entitled to one vote on all matters to be presented at the meeting, including one vote for each of the director nominees as further described in “VOTING AT THE ANNUAL MEETING - Requirements for Shareholder Approval.”

The presence, in person or by proxy, of the majority of the outstanding shares entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. In determining whether a quorum exists, we will count abstentions and broker non‑votes, which are described below under “VOTING AT THE ANNUAL MEETING - Abstentions,” and “ - Broker Non-Votes.”

VOTING AT THE ANNUAL MEETING

Proposals to be Considered

Shareholders will be asked to elect each of the director nominees for a one-year term. The director nominees are each described starting on page 29. The Board of Directors recommends a vote FOR each of the nominated directors.

Shareholders will be asked to ratify the appointment of Porter Keadle Moore, LLC, to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2019. This proposal is described on page 33. The Board of Directors recommends a vote FOR approval of this proposal.

Shareholders will be asked to approve the amendment to the Nicolet Bankshares, Inc. 2011 Long-Term Incentive Plan to increase the number of shares authorized for issuance from 1,500,000 to 3,000,000 shares. This proposal is described on page 34. The Board of Directors recommends a vote FOR approval of this proposal.

Shareholders will be asked for an advisory vote to approve the compensation of our named executive officers. This proposal is described on page 37. The Board of Directors recommends a vote FOR the advisory approval of this proposal.

Shareholders will be asked for an advisory vote on the frequency of advisory approval of compensation of our named executive officers. This proposal is described on page 38. The Board of Directors recommends that shareholders select “One Year” when voting on the frequency of advisory votes to approve Nicolet’s named executive officer compensation.

Procedures for Voting by Proxy

You may vote your proxy by signing, dating and mailing your proxy card OR by using the internet OR by telephone. In order to vote using the internet or telephone, you must go to the website indicated or call the number listed on the proxy card, have your proxy card available when you access the website or when you call, and then follow the instructions provided on the website or the call. If you vote using the internet or by telephone, please do not mail in your proxy card.

Depending on how you hold your shares (such as in certificate form or with a broker, sometimes referred to as “in street name”), you may receive more than one set of proxy materials. Please be sure to vote all proxies you receive to ensure all your shares are voted.

You should specify your voting instructions with regard to each of the proposals set forth on the proxy card.

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If you properly sign and return your proxy card (or vote your proxy using the internet or by telephone) and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified.

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If you properly sign and return your proxy card (or vote your proxy using the internet or by telephone) but do not specify how the persons appointed as proxies are to vote your shares, the shares represented by your vote will be voted FOR each of the director nominees listed in this Proxy Statement in the manner described further below, FOR the ratification of the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, FOR the approval of the amendment to Nicolet Bankshares, Inc. 2011 Long-Term Incentive Stock Plan, FOR the advisory vote to approve Nicolet’s named executive officer compensation, and in favor of ONE YEAR for the frequency of future advisory approvals of Nicolet’s named executive officer compensation.

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With respect to Proposal One, the election of directors, if you do not specify how your shares are to be voted, the persons appointed as proxies may use their discretion to cumulate votes for the election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as they may determine at their discretion.

If any nominee for election to the Board of Directors named in this Proxy Statement becomes unavailable for election for any reason, the proxy may be voted for a substitute nominee selected by the Nominating Committee of the Board of Directors. Alternatively, the Board of Directors may operate with a vacancy or reduce the size of the Board after the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon the matters according to their judgment. The Board of Directors is not aware of any other business to be presented for a vote of the shareholders at the Annual Meeting.

Revoking Your Proxy

Returning your proxy card or voting your proxy using the internet or telephone does not affect your right to vote in person if you attend the Annual Meeting. In addition, you can revoke your proxy at any time before it is voted by delivering to Michael E. Daniels, Secretary of the Company, at 111 North Washington Street, Green Bay, Wisconsin 54301, either a written revocation of your proxy or a duly executed proxy bearing a later date, by casting a later vote using the internet or by telephone, or by attending the meeting and voting in person. Proxies may not be revoked via the internet or by telephone. Shareholders holding their shares "in street name" through a broker will need to follow their broker's instructions in order to attend the meeting in person, including to revoke a previously submitted proxy.

Requirements for Shareholder Approval

Required votes. The number of affirmative votes required to approve each of the proposals to be considered at the Annual Meeting is as follows:

Proposal 1 - Election of Directors: In the election of directors, you will have as many votes as the number of shares you own, multiplied by the number of directors (13) to be elected. When voting by proxy or in person at the Annual Meeting, you may do one of the following:

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You may vote FOR all of the director nominees. If you wish to withhold authority as to certain nominees, however, you may do so by indicating the name of the person or persons for whom you do not want to vote in the space provided on the proxy.

•	You may WITHHOLD AUTHORITY to vote for all or some of the director nominees, in which case none of those nominees will receive any of your votes.

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You may CUMULATE all of your votes for one director nominee or distribute them among as many nominees as you choose. For example, the election of 13 directors entitles a shareholder who owns 100 shares of common stock to 1,300 votes. That shareholder may vote all 1,300 votes for one director nominee or may allocate those votes among two or more of the nominees. If you wish to cumulate your votes, you must indicate “Cumulate For” in the space provided on the proxy card as well as the nominees for whom you wish to vote and the number of votes to be cast for each such nominee, sign and mail your proxy card. The option to cumulate votes is not available using internet or telephone voting.

To be elected, a director nominee must receive more votes than any other nominee for the same seat on our Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. As of the date of this proxy statement, we do not know of any competing nominees.

Other Proposals - The affirmative vote of a majority of the votes cast is required to approve each of the other proposals.

Abstentions. A shareholder who is present in person or by proxy at the Annual Meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given nominee or matter.

Broker Non-Votes. With respect to the ratification of the appointment of Porter Keadle Moore, LLC, brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. All NYSE and NASDAQ member brokers, however, are prohibited from exercising discretionary voting in director elections, proposals with respect to the authorization of any equity compensation plan, advisory votes on executive compensation, and non-routine matters, unless the broker has instructions from the beneficial shareholder on how to vote. Proxies that contain a broker vote on the ratification of the appointment of Porter Keadle Moore, LLC, but no vote on the election of directors or on the approval of the amendment to the Company’s 2011 Long-Term Incentive Plan or on the advisory votes on executive compensation, are referred to as “broker non-votes” with respect to the proposals not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority, including uncontested director elections.

Solicitation of Proxies

The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The Company's Board of Directors as of the date of this proxy statement include the following sixteen (16) individuals:

Robert W. Agnew	Thomas L. Herlache
Robert B. Atwell	Andrew F. Hetzel, Jr.
Rachel Campos-Duffy	Donald J. Long, Jr.
Michael E. Daniels	Dustin J. McClone
John N. Dykema	Susan L. Merkatoris
Terrence R. Fulwiler	Randy J. Rose
Christopher J. Ghidorzi	Oliver Pierce Smith
Michael J. Gilson	Robert J. Weyers

Messrs. Agnew, Gilson, and Herlache are retiring from the Board of Directors effective upon the 2019 Annual Meeting of Shareholders and, to the Company's knowledge, their decision to retire was not based on any disagreements with the Company. For additional biographical information on the thirteen (13) director nominees, see PROPOSAL 1 - Election of Directors."

Board Role in Risk Oversight and Leadership Structure

The Company’s Board of Directors coordinates, with the various Board committees, to provide enterprise-wide oversight of its management and handling of risk. These committees report regularly to the entire Board of Directors on risk-related matters and provide the Board of Directors with integrated insight about the Company’s management of strategic, credit, interest rate, financial reporting, technology, cyber, liquidity, compliance, operational, market, fiduciary, and reputation risks. The Company’s Board also monitors whether material new initiatives have been appropriately analyzed and approved, and reviews all regulatory findings directed to the attention of the Board and evaluates the adequacy of management’s response.

All the directors serve on the Board of Nicolet National Bank, the Company’s wholly-owned banking subsidiary (sometimes referred to herein as "Nicolet Bank"). The Board believes that a single governing body to advise and determine strategy for the organization provides the Board with a comprehensive picture of the level and trends in operational and compliance risk exposure for the entire organization and ensures comprehensive oversight of regulatory matters.

The Board adopted and maintains corporate governance policies, including a Code of Ethics, Insider Trading Policy and Whistleblower Policy, each of which can be found on our website under “Corporate Governance,” at www.nicoletbank.com.

The Company is committed to a strong board structure, which includes maintaining the culture of a community bank and ensuring alignment of the Board with interests of shareholders, such as through ownership. Since the Company’s inception in 2000, the chairman and chief executive officer roles have been served by the same individual, particularly by one of the two founding executives. We believe a fully vested, experienced owner, with thorough knowledge of and expertise in banking financial statements, regulatory environment, and the community banking mission, can better ensure thorough and knowledgeable oversight from the entire board and alignment with shareholders. The integrity of any such one individual is important, and the Board consists of many independent, knowledgeable, and vested directors to round out the Board leadership structure. As of the date of this proxy statement, twelve (12) of the sixteen (16) individuals serving as directors, and ten (10) of the thirteen (13) nominees qualify as "independent" per NASDAQ rules.

Affirmative Determinations Regarding Director Independence

Nicolet’s Board has considered the independence of the nominees for election at the Annual Meeting and all individuals who served as directors during any portion of 2018. The Board has determined that all such directors are independent or were independent at the time they served as directors, under the NASDAQ rules except for Robert B. Atwell, Michael E. Daniels, Michael J. Gilson, and Robert J. Weyers.

Board Committees and Meetings

Our Board of Directors conducts its business through meetings of the full Board and through committees. The Company’s committees include, among others, the Executive Committee, Nominating Committee, Audit & Compliance Committee, and the

Compensation Committee. Each of these standing committees has a charter that is available on the Company’s website under “Corporate Governance,” at www.nicoletbank.com.

During 2018, the Board of Directors held twelve (12) meetings. Each member of the Board of Directors attended over 75% of the total number of Board of Director and Committee meetings on which each director served during 2018, with the exception of Mr. Weyers who attended less than 75%. Nicolet has a policy formally encouraging all directors to attend annual meetings of shareholders. The annual meeting held May 8, 2018, was attended by 11 of the 15 directors nominated at that meeting.

The following table lists the members of each of the noted standing committees as of the date of this proxy statement and the number of meetings held by each committee during calendar 2018.

Director Name	Executive Committee	Nominating Committee	Audit & Compliance Committee	Compensation Committee
Robert W. Agnew	X	X		X
Robert B. Atwell	Chair
Michael E. Daniels	X
John N. Dykema	X	X		X
Christopher J. Ghidorzi			Chair
Thomas L. Herlache			X
Susan L. Merkatoris			X
Randy J. Rose	X	Chair		Chair
Oliver Pierce Smith			X
Total Number of Meetings in 2018	3	3	6	6

Executive Committee. The Executive Committee is authorized, with certain limitations, to exercise the Board of Directors’ authority between Board meetings, and is available to executive management for advice, discussion or attention on matters around any business or strategic topics, including sensitive or emerging matters, to which executive management desires some advice between board meetings. It generally meets on an as-needed basis. Each member of this Committee attended all 2018 meetings.

Nominating Committee. The Nominating Committee meets to review candidates for membership on the Company’s Board of Directors and recommends individuals for nomination to the Board. The Nominating Committee also prepares and periodically reviews with the entire Board of Directors a list of general criteria for Board nominees. The Nominating Committee evaluates potential director nominees utilizing a number of criteria and considerations, including but not limited to specific qualifications and skills; knowledge of the Company, community banking and the financial services industry; experience in serving as a director or officer of a financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities the Company serves; commitment to and availability for service as a director, including ownership in the Company. The Nominating Committee assesses the performance of individual directors, including use of a periodic director evaluation process. The Nominating Committee ensures that at least a majority of board members meet the independence requirements.

Each member of this Committee attended all 2018 meetings. Each Nominating Committee member qualifies as “independent” as defined under NASDAQ rules.

Audit & Compliance Committee. The Audit & Compliance Committee is responsible for reviewing, with the Company’s independent accountants, its audit plan, the scope and results of its audit engagement and the accompanying management letter, if any, and the Company’s quarterly and annual financial statements; reviewing the scope and results of the Company’s internal auditing procedures; consulting with the independent accountants and management with regard to the Company’s accounting methods and the adequacy of the Company’s internal accounting controls; pre-approving all audit and permissible non-audit services provided by the independent accountants; reviewing the independence of the independent accountants; and reviewing the range of the independent accountants’ audit and non-audit fees.

The Audit & Compliance Committee is also responsible for assisting the Board in monitoring our principal financial risks, cyber risks, internal policies and processes employed to manage such risks, and compliance with policies, procedures and regulation. Toward this oversight objective, the Audit & Compliance Committee reviews, evaluates and discusses with management various annual policy updates; reviews audit reports (internal or third party) on operational areas, selected financial areas, internal loan reviews, and compliance audits of regulations and other internal controls; and receives reports from various internal committees such as IT Steering Committee and Corporate Risk Committee.

Each member of this Committee attended all 2018 meetings, except Mr. Herlache who attended 83%. Each Audit & Compliance Committee member qualifies as “independent” under NASDAQ rules, including the heightened independence requirements applicable to members of audit committees contained in the NASDAQ rules and as set forth in Rule 10A3-(b)(1) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Each member of the Audit & Compliance Committee has the financial knowledge, business experience and independent judgment to serve as an effective member of this Committee and as required by NASDAQ rules. In addition, Mr. Ghidorzi, Mr. Herlache and Ms. Merkatoris meet the criteria specified under applicable Securities and Exchange Commission (“SEC”) regulations for an “audit committee financial expert.”

Compensation Committee. The Compensation Committee is comprised of independent directors who are responsible for, among other duties as may be directed by the Board, determining compensation to be paid to our executive officers and directors and reviewing and administering the Company’s incentive plans, including making grants under those plans. The Compensation Committee reviews the Company’s incentive compensation programs with senior risk officers to (i) ensure that the programs do not encourage officers to take unnecessary and excessive risks that threaten the value of the Company and (ii) identify and implement means of limiting such risks, including clawback provisions. The Compensation Committee is also responsible for discussing, evaluating and reviewing employee compensation plans to ensure that such plans do not encourage the manipulation of the Company’s reported earnings. The Compensation Committee is also responsible for reviewing and approving employment agreements, consulting arrangements relating to compensation, severance, retirement arrangements, and change in control arrangements or provisions covering any of our current or former executive officers. The Compensation Committee exercises fiduciary and administrative functions assigned to the committee under certain health, benefit or welfare plans, including our 401(k) retirement plans. Finally, the Compensation Committee is responsible for submitting to various regulators such reports relating to the Company’s compensation practices as may be required.

Each member of this Committee attended all 2018 meetings. Each Compensation Committee member qualifies as “independent” as defined under NASDAQ rules, including the heightened independence requirements applicable to members of compensation committees contained in the NASDAQ rules.

Other Committees. Additional committees of the Board are described below. Although none of the committees below has a charter, the Company has adopted treasury, trust and lending policies that each describe Board responsibility and oversight in these areas.

Asset Liability Committee (“ALCO”). As stated in the Company’s treasury policy, the Board through ALCO is responsible for approving the treasury policy, and through the approval of such policy, the Board delegates authority for day-to-day treasury management to bank management with direction and oversight from ALCO and the Board. ALCO responsibilities include, among others, interest rate sensitivity, liquidity, funding, investment strategy, margin and pricing considerations, capital adequacy, bank owned life insurance and correspondent bank relationships. Management conducts ALCO meetings monthly, with appointed outside directors attending quarterly. During 2018, ALCO held 4 quarterly meetings and 7 other monthly meetings. As of the date of this proxy statement, the directors on ALCO were Messrs. Atwell, Daniels, Fulwiler, Herlache, Long, McClone and Weyers.

Trust Committee. As stated in the Company’s trust policy, the Board through the Trust Committee is responsible for providing management and oversight with respect to the Bank’s exercise of its trust powers. The Trust Committee ensures that sound risk management practices are in place; adequate policies, procedures, and controls have been adopted for the size and complexity of the trust and investment management activities; and effective management information systems are operating. The Trust Committee also reviews examination reports (internal or third party) concerning the trust area and monitors the overall business strategies of the trust function. During 2018, the Trust Committee held 6 meetings. As of the date of this proxy statement, the directors on the Trust Committee were Messrs. Atwell, Daniels, Fulwiler, Gilson, Hetzel and Weyers.

Directors Loan Committee (“DLC”). As stated in the Company’s loan policy, the Board is responsible for approving lending policy and overseeing the activities of the lending function, including review of certain new and renewed extensions of credit through the DLC. Every week a comprehensively attended Officers Loan Committee (“OLC”) meets to discuss loans (new and renewals) of certain size per the loan policy, providing to the commercial lending team collective awareness of customers, loan needs, pricing considerations, and underwriting or other risk matters. DLC meets every other week to then review and approve OLC-reviewed loans of certain size per the loan policy, and to provide other oversight and insight from Board members, in support of the bank’s lending function. During 2018, there were 26 DLC meetings. Each outside director is assigned to serve on the DLC through at least one quarter of DLC meetings each year.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries, and no member of the Compensation Committee had or has any relationship requiring disclosure under SEC regulations. None of the Company's executive officers has served on the board of directors or the compensation committee of any other entity that has an executive officer serving on the Company's Board of Directors or on the Company's Compensation Committee.

Director Compensation

The Board’s philosophy for director compensation is to provide the Company with the best opportunity to compete for, attract and retain qualified board members; compensate board members fairly (especially in light of increasing demands and personal risk factors of being a public company director and the increasing regulation of the banking industry and of publicly traded corporations in general) and in alignment with shareholder’s interests; and be fiscally responsible for the long-term success and viability of the Company. The director compensation philosophy also identifies the goal of balancing fees paid with the number of directors to ensure director compensation is both reasonable and competitive in total.

The Compensation Committee evaluates the competitiveness of director compensation on an ongoing basis with the assistance of peer group benchmarking studies and makes pay recommendations to the full Board for approval at least annually, utilizing compensation studies, surveys, and proxy disclosures of public companies, among other information. In 2018, the Compensation Committee directly engaged the services of Blanchard Consulting Group ("Blanchard"), an independent compensation consulting company focused on the banking industry, to provide a comprehensive review of executive and board compensation. For additional information on the scope and services provided by Blanchard for the executive compensation review, see "EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS - Role of our Independent Compensation Consultant to our Compensation Committee."

The Compensation Committee's evaluation of the peer group comparison and Blanchard's assessment of Nicolet's director compensation practices and levels concluded that director compensation is near median when considering all director fees in total.

In 2018, non-employee directors received $1,500 for each board meeting and $750 for each committee meeting attended. The audit committee chair received an additional $10,000 cash retainer. Beginning in 2018, an equity retainer was introduced as part of the director compensation package. Including an equity retainer as part of the annual director compensation package increases the share ownership of directors. Non-employee directors serving as of July 17, 2018, each received an equity retainer of 270 shares of immediately vesting restricted stock (the number of whole shares closest to $15,000 based upon the $55.47 closing stock price as of the grant date). Non-employee directors also have the option to elect to receive their cash fee compensation in the form of Company common stock through the Deferred Compensation Plan for Non-Employee Directors (“Directors Plan”) through a participation election made each year. While we do not set strict targets for ownership of our stock, we strongly encourage all directors to own the Company's stock.

The following table shows information concerning the compensation to non-employee directors of the Company and its subsidiaries for their services as directors for the year ended December 31, 2018.

Director Compensation for 2018 (5)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (4)	Total ($)
Robert W. Agnew	$32,250	$14,977	$47,227
Rachel Campos-Duffy [3]	—	—	—
John N. Dykema*	31,500	14,977	46,477
Terrence R. Fulwiler*	25,500	14,977	40,477
Christopher J. Ghidorzi*	37,750	14,977	52,727
Michael J. Gilson	27,750	14,977	42,727
Thomas L. Herlache	29,250	14,977	44,227
Andrew F. Hetzel, Jr.* [2]	15,000	14,977	29,977
Louis J. "Rick" Jeanquart* [1]	9,000	—	9,000
Donald J. Long, Jr.*	30,000	14,977	44,977
Dustin J. McClone*	24,750	14,977	39,727
Susan L. Merkatoris	30,750	14,977	45,727
Randy J. Rose*	30,750	14,977	45,727
Oliver Pierce Smith*	27,000	14,977	41,977
Robert J. Weyers*	22,500	14,977	37,477

* For the ten directors noted, 100% of their 2018 cash director fees were remitted to the Directors Deferred Compensation Plan and used by the plan quarterly to purchase the Company common stock on behalf of the director, except for Messrs. Ghidorzi, Jeanquart, and McClone who elected to defer 50% of their director compensation.

1 The named director retired from the board in May 2018.
2 The named director became a Nicolet director in May 2018.
3 The named director became a Nicolet director in January 2019.
4 Reflects the grant date fair value of the awards of immediately vesting restricted stock granted during the fiscal year as computed in accordance with applicable accounting guidance. Each director serving as of July 17, 2018, was granted an award of 270 shares of immediately vesting restricted stock (the number of whole shares closest to $15,000 based upon the $55.47 closing stock price as of the grant date).

5 Director compensation did not include Option awards, Non-equity incentive plan compensation, Change in pension value or non-qualified deferred compensation earnings, or Other compensation; hence, the table above excluded these zero-based columns.

Deferred Compensation Plan for Non-Employee Directors (“Directors Plan”)

The Directors Plan, as revised and restated effective January 1, 2009, is a nonqualified plan. Non-employee directors may elect to defer a portion or all of their board fees, including retainers. The voluntary deferrals are contributed quarterly to a rabbi trust, the trustee of which invests the voluntary deferrals in shares of common stock of the Company. Upon termination of service as a board member other than due to death (separation date), a participating director receives payment of their deferral account in whole shares of Nicolet common stock, distributed during the first half of the calendar year following the year of their separation date. If the termination of service is due to death, payment shall be made to the designated beneficiary within 90 days of the date of death.

EXECUTIVE OFFICERS

The Company’s executive officers as of the record date were Robert B. Atwell, Michael E. Daniels and Ann K. Lawson. Ages are as of December 31, 2018.

Robert B. Atwell, age 61, has served as Chairman, President, and Chief Executive Officer of the Company since its formation in 2002 and beginning April 29, 2016, Chairman of Nicolet Bank. From 2000 to April 29, 2016, Mr. Atwell served as Chairman and Chief Executive Officer of Nicolet Bank.

Michael E. Daniels, age 54, has served as Executive Vice President and Secretary of the Company since its formation in 2002 and, beginning April 29, 2016, President and Chief Executive Officer of Nicolet Bank. From 2007 to April 29, 2016, Mr. Daniels served as President and Chief Operating Officer of Nicolet Bank and served as Executive Vice President and Chief Lending Officer of Nicolet Bank from 2000-2007.

Ann K. Lawson, age 58, has served as Chief Financial Officer of Nicolet Bank and of the Company since February 2, 2009. Ms. Lawson previously served as the Director of Corporate Accounting and Reporting with a large regional bank holding company headquartered in Green Bay, Wisconsin, from September 1998 to January 2009. Prior work experience includes five years as Principal Accounting Officer at a regional community bank in North Carolina and seven years with public accounting firm KPMG LLP.

As of the record date, executive officers of Nicolet Bank, in addition to Mr. Atwell, Mr. Daniels, and Ms. Lawson, include:

Brad V. Hutjens, age 37, serves as Executive Vice President, Chief Credit Officer, and Chief Compliance & Risk Manager of Nicolet Bank and has been with the Bank since September 2, 2003.

Patrick J. Madson, age 38, serves as Senior Vice President - Wealth Management of Nicolet Bank and has been with the Bank since February 4, 2016. Prior to joining Nicolet Bank, Mr. Madson was a principal financial advisor with Navigator Planning Group LLC.

Michael J. Steppe, age 59, serves as Senior Vice President and Chief Investment Officer of Nicolet Bank and has been with the Bank since May 31, 2008. Mr. Steppe also runs the Company’s wholly-owned subsidiary, Brookfield Investment Partners.

Michael J. Vogel, age 50, serves as Senior Vice President and Commercial Banking Manager of Nicolet Bank and has been with the Bank since June 23, 2003.

Eric J. Witczak, age 48, serves as Executive Vice President of Nicolet Bank, responsible for all of Nicolet's retail and personal banking, mortgage banking, bank innovation, information technology, and marketing. Mr. Witczak has been with the Bank since August 23, 2000.

BOARD AND MANAGEMENT STOCK OWNERSHIP

The following table sets forth information with respect to the beneficial ownership, as of February 28, 2019, of shares of Company common stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s issued and outstanding common stock; (ii) each of the Company’s current directors and named executive officers; and (iii) all current Company directors and executive officers as a group. Unless noted below, management believes that each person listed below has sole investment and voting power with respect to the shares included in the table. The address for each person included in the table is 111 North Washington Street, Green Bay, Wisconsin 54301.

Information relating to beneficial ownership of the Company common stock is based upon “beneficial owner” concepts set forth in rules under the Exchange Act. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has sole or shared “voting power” or “investment power” over the security. Voting power includes the power to vote or to direct the voting of the security, and investment power includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. The rules also deem a person to be a beneficial owner if such person has the right to acquire beneficial ownership within 60 days.

Directors, Director Nominees and Named Executive Officers	Number of Shares		Percentage of Issued and Outstanding Shares [1]
Robert W. Agnew	41,187	[2]	*
Robert B. Atwell	197,839	[3]	2.0%
Rachel Campos-Duffy	—		—%
Michael E. Daniels	258,307	[4]	2.6%
John N. Dykema	78,817	[5]	*
Terrence R. Fulwiler	17,853	[6]	*
Christopher J. Ghidorzi	5,191	[7]	*
Michael J. Gilson	26,081	[8]	*
Thomas L. Herlache	28,458	[9]	*
Andrew F. Hetzel, Jr.	4,361	[10]	*
Brad V. Hutjens	42,388	[11]	*
Ann K. Lawson	45,091	[12]	*
Donald J. Long, Jr.	103,164	[13]	1.0%
Dustin J. McClone	1,523	[14]	*
Susan L. Merkatoris	99,470		1.0%
Randy J. Rose	42,315	[15]	*
Oliver Pierce Smith	440,630	[16]	4.4%
Robert J. Weyers	126,201	[17]	1.3%
Eric J. Witczak	67,558	[18]	*

All Current Directors and Executive Officers as a Group (22 persons)	1,722,918	[19]	17.4%

*	Represents less than one percent.
1
For purposes of this table, percentages shown treat shares subject to exercisable options held by the indicated director or executive officer (including options exercisable within 60 days) as if they were issued and outstanding. All unvested shares of restricted stock are entitled to vote and are therefore included with the issued and outstanding shares reflected in this table.

2	Includes 282 shares held by Mr. Agnew in the Deferred Compensation Plan for Non-Employee Directors.
3
Includes exercisable options to purchase 146,500 shares of common stock, 12,565 shares Mr. Atwell owns in his Nicolet 401(k) plan, 3,478 shares of unvested restricted stock, and 600 shares in a charitable organization in which Mr. Atwell disclaims any financial interest.

4
Includes 9,803 shares held in his spouse’s IRA, exercisable options to purchase 166,500 shares of common stock, 6,252 shares Mr. Daniels owns in his Nicolet 401(k) plan, and 3,478 shares of unvested restricted stock.

5	Includes 30,304 shares held in an irrevocable trust, and 7,088 shares held by Mr. Dykema in the Deferred Compensation Plan for Non-Employee Directors.
6	Includes 975 shares held by Mr. Fulwiler in the Deferred Compensation Plan for Non-Employee Directors.
7	Includes 2,015 shares held by Mr. Ghidorzi in the Deferred Compensation Plan for Non-Employee Directors.
8	Includes 1,072 shares owned by an adult child of Mr. Gilson for whom he serves as agent under a power of attorney.
9	Includes 15,397 shares held by Mr. Herlache in an IRA account and 3,278 shares held in a retirement trust account.
10	Includes 289 shares held by Mr. Hetzel in the Deferred Compensation Plan for Non-Employee Directors.
11
Includes exercisable options to purchase 23,800 shares of common stock, 1,818 shares Mr. Hutjens owns in his Nicolet 401(k) plan, and 1,291 shares of unvested restricted stock. Mr. Hutjens is a non-director named executive officer.

12
Includes exercisable options to purchase 20,235 shares of common stock, 800 shares Ms. Lawson owns in her Nicolet 401(k) plan, and 1,422 shares of unvested restricted stock. Ms. Lawson is a non-director named executive officer.

13	Includes 3,373 shares held by Mr. Long in the Deferred Compensation Plan for Non-Employee Directors.
14	Includes 344 shares held by Mr. McClone in the Deferred Compensation Plan for Non-Employee Directors, and 909 shares held by a limited liability company to which Mr. McClone is a member.
15	Includes 4,073 shares held by Mr. Rose in the Deferred Compensation Plan for Non-Employee Directors.
16	Includes 786 shares held by Mr. Smith in the Deferred Compensation Plan for Non-Employee Directors.
17	Includes 7,367 shares held by Mr. Weyers in the Deferred Compensation Plan for Non-Employee Directors, and 36,250 shares held in limited partnerships to which Mr. Weyers is general partner.
18
Includes exercisable options to purchase 42,300 shares of common stock, 6,783 shares Mr. Witczak owns in his Nicolet 401(k) plan, and 1,748 shares of unvested restricted stock. Mr. Witczak is a non-director named executive officer.

19	Includes outstanding common stock, exercisable options to purchase 441,435 shares of common stock, and all shares of unvested restricted stock.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee prepared the following Compensation Discussion and Analysis to provide you with information we believe will be helpful to understand our executive compensation policies and decisions as they relate to the compensation for 2018 of our chief executive officer, chief financial officer, and other executive officers included in the Summary Compensation Table, collectively referred to in this proxy statement as our “named executive officers”.

Our compensation philosophy and the objectives of our compensation decisions and administration are grounded in our values, vision and mission. The following paragraphs summarize this philosophy and these objectives. We also describe actions regarding compensation taken before 2018 when it may enhance the understanding of our executive compensation program, particularly given our belief in the use of equity awards as a meaningful contributor to both performance and compensation.

Executive Compensation Philosophy and Summary

Nicolet has a distinctly entrepreneurial approach to its executive compensation philosophy, which has included the use of episodic equity-based incentives at the inception of identified performance periods (typically based on a five-year strategic vision and a five-year vesting period), in addition to competitive base salaries, annual target incentives (typically based on a percentage of salary, a portion to be paid immediately in cash and a portion in equity which is generally a restricted stock grant vesting one-third immediately and one-third each of the following two anniversaries of the initial grant) and competitive benefits. These components of compensation reward individual actions and performance; provide a mix of short-term and long-term compensation; allow us to attract, retain and motivate high-quality, skilled executives; and pay for positive performance over the longer term that is in alignment with our vision, strategic plans, and shareholder interests. The Board of Directors views our substantive episodic equity grants as key to alignment with and integral to the stock price performance shareholders have historically realized.

We use executive compensation to drive continued improvement in superior operating and financial performance, and to reward our executives appropriately for contributing to that performance. We believe our compensation program strongly correlates to long-term shareholder value creation. It incentivizes named executive officers to work for the long-term sustained prosperity of the Company, and reflects an aligned pay-for-performance philosophy.

The Compensation Committee

The Compensation Committee, comprised of independent directors, believes that our executive compensation program is appropriately designed to achieve our objectives, responsibly aligned with the best interests of our shareholders, and is reasonable when reviewed in context with the executive programs of our peer group companies.

As further described under “INFORMATION ABOUT THE BOARD OF DIRECTORS - Board Committees and Meetings,” the primary purpose of the Compensation Committee (sometimes also referred to within this Compensation Discussion and Analysis section as “the Committee”) is to discharge the responsibilities of Nicolet’s Board related to compensation to be paid to executive officers and directors, as well as to review and administer the Company’s incentive plans, including making grants under those plans. The Committee makes compensation related recommendations to the Board regarding Nicolet’s executive officers while considering actual results versus performance targets.

As shareholders, the Committee is focused on sustaining and improving operational and financial results, which we believe will translate to long-term shareholder value. To support this objective, we design and oversee our executive compensation programs to promote attainment of our annual and longer-term business goals, while appropriately balancing potential rewards for superior performance with minimizing risks to our shareholders.  The Committee seeks to compensate our executives in a fair, reasonable and competitive manner, and be consistent with the underlying principles that frame our compensation philosophy described throughout this EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS section.

Additionally, the Committee is responsible for making recommendations to the Board for compensation of Board members.

Our Compensation Philosophy is Grounded in our Values, Vision, and Mission

Nicolet was founded upon five core values (Be Real, Be Responsive, Be Personal, Be Memorable, and Be Entrepreneurial) which are embodied within each of our employees and create a distinct competitive positioning in the markets within which we operate. Our mission is to be the leading community bank within the communities we serve, while our vision is to optimize the long-term return to our customers and communities, employees and shareholders. Collectively, these embed a long-term focus in our leadership and business model.

This long-term focused compensation positioning may contrast with other banks, which is described in more detail below. Our compensation programs are weighted heavily toward long-term option-based equity rewards which result from shareholder value creation rather than those which tie a preponderance of rewards to a few short-term metrics, creating a short-term mentality that may not serve the long-term interests of the Company. As such, awarding our executives with periodic large grants of stock options ties them to our value of "Be Entrepreneurial," as our executives only realize value from these episodic option grants in the event the stock price appreciates. This links their personal compensation levels to the increase in value the shareholders realize over time.

Our History Underlying Executive Compensation

Since its founding in 2000, Nicolet has believed in aligning employees with shareholder interests over the long-term through ownership, and our incentive programs have historically included a larger than conventional ratio of equity-based incentives as a percentage of total compensation, primarily in the form of stock options.

The value to the employee of any stock option granted is maximized only when success is sustained, and reflected through a rising stock price, which aligns with value creation for our shareholders over the long-term.

Opportunities for equity as a component of overall compensation for our executive and leadership groups are not granted on an annual or any preset periodic basis, but rather in an episodic fashion as significant progress is made against our strategic plan objectives and goals, and as we elevate these goals to the next threshold of achievement. Such episodic grants are based on multi-year objectives. As the full initial estimated accounting value of the grant is reflected in the Summary Compensation Table only in the year of grant, a larger grant may appear disproportionate in the year of grant while preceding or subsequent years may show no grant or value. In reality, it is the performance of the subsequent years which will determine the real value of the stock option awarded to the recipient. Stock options are typically awarded with a five-year vesting schedule and ten-year redemption window, while restricted stock, when granted episodically, has typically been awarded with five or ten-year vesting. We also grant restricted stock as a portion of the annual variable incentive bonus program for a limited number of executives.

The following provides a summary of our historical episodic stock option grants.

Startup and Founding Period (2000 to 2005): As a de novo bank which opened in November 2000, Nicolet could not afford to adequately compensate its founders, Robert Atwell and Michael Daniels, or potential employees in salary and/or cash bonuses for their seasoned talent and the personal risk they would take by leaving stable employment with other banks to join a startup company. Therefore, to motivate and incent the founders and early employees, the Board awarded stock options broadly in the formative years (between 2000 and 2004) to hire talent that was required to create and support the significant growth of Nicolet during this period.

Positioning into and out of the Financial Crisis Period (2005 - 2011): The second significant award of stock options came in 2005 when Nicolet’s strategy was refined to shift from startup growth to profitable growth. Strong progress on growth and profitability was made. However, when the financial crisis emerged in 2008, the strategic plan changed to capital preservation and realistic asset quality resolution, so we could emerge from the crisis quickly and as strong as possible. In late 2008, the Board accepted preferred stock issued through a U.S. Treasury program and privately raised additional common equity (primarily from our Board members) to elevate the Company's capital. Between 2008 and 2011, Nicolet still grew its loan portfolio modestly, reaffirming its commitment to the communities we serve, and remained profitable each year, albeit minimally, while dealing proactively with asset quality issues. Executive compensation was severely restricted under the U.S. Treasury program. Our founders received either zero or modest cash and no equity incentive compensation for 2008 through 2011. In 2009, to ensure retention of other key personnel to work through the challenges of the recession, a substantial stock option grant was made to a broad group of leaders excluding the founders.

Accelerating Growth (2011 - 2016): Nicolet emerged from the recession in a much stronger and more stable position than most community banks in the country, and Nicolet's strategy was then further refined to capitalize on opportunistic growth. Nicolet used this period to acquire assets through mergers and acquisitions (“M&A”). Assessments of several M&A candidates were conducted in 2011. From 2012 through 2016, Nicolet announced five acquisitions (four banks and one financial advisors transaction) and redeemed all the Company's preferred stock. During this time, the Company grew from $678 million in assets to over $2.3 billion in assets, listed on NASDAQ, and saw significant increases in net income levels (with return on average assets from 0.23% to 0.95%) and share price (up 189% between year-end 2011 and 2016). These M&A successes, coupled with continued improvement in our operational results and market share growth across our expanded footprint, resulted in strong profitable results and the foundation to deliver superior sustainable results. In early 2012 (and again in 2014 through 2016 for progress achieved), significant equity awards were granted to the founders and a broad group of key leaders who were driving (and achieving) this period of growth through M&A. Awarding stock options principally on the front end of the long-term goal was motivational and subsequently more rewarding to the recipients, as they participated in the appreciation of the stock price along with shareholders during this high performance period.

Optimization and Succession (2017 and beyond): In late 2016, after the successful integration of the noted acquisitions, the Board reviewed the strategic plan to advance Nicolet’s position into the future. The Board refined its strategic objective to “Be a profitably focused bank doubling in size over 5 years through targeted acquisition growth and smart organic growth across all our revenue lines, while remaining committed to share price return and active supportive capital management.” This review also resulted in heightened focus on succession planning for leadership positions throughout the Company. The Committee met several times to review incentive compensation that would appropriately support our strategic and succession sequencing plans, and which would serve to motivate, retain, and reward leadership to achieve the challenging growth, performance and succession plan targets. As an outcome of those reviews, in May 2017, the Committee granted 0.8 million stock options to a group of nearly 40 leaders (including the founders) to continue to incent leadership actions to drive outstanding results and create additional shareholder value. The 2017 results were exceptional compared to 2016, including the consummation of a bank acquisition previously announced, organic loan and deposit growth, favorable asset quality metrics, growing earnings (with net income 80% higher and diluted earnings per common share 41% higher than 2016), strong returns (with return on average assets of 1.25% and return on average tangible common equity of 15.24% for 2017), and rising stock price (15% over year-end 2016). For 2018 results, see "2018 Summary Financial Results."

Objectives of the Compensation Program

In designing and implementing the compensation program for our executive officers, we primarily intend to:

•	attract, motivate and retain highly-skilled executives in a competitive environment;

•
provide appropriate financial incentives for results, which align the financial interests of our executives and shareholders, and inspire and reward behavior that promotes sustainable growth in shareholder value;

•
balance base compensation with pay-for-performance compensation by ensuring that a significant portion of total compensation is determined by financial operating results and creation of shareholder value; and

•
motivate our executives to manage the business to generate positive short-term results while striving toward the achievement of long-term objectives without creating unnecessary or excessive risks to the Company.

The design of our compensation program incorporates compensation components that are widely used by companies within our industry, and are applied in combination to achieve the objectives noted above. Within our peer group companies, the mix of components as a percentage of total executive compensation varies, and our program is more heavily weighted toward appreciation-based equity in the form of stock options to reward our executives when they create significant and sustained performance above industry averages, thereby creating shareholder value. We believe that providing high impact leaders, including our named executive officers, with opportunities to share in the Company’s value creation for its shareholders over a longer period through the use of equity awards is not dilutive, but rather accretive in aligning with our stakeholders over the longer term, and in creating a greater shared return for all those who invest in our Company through their patronage, time, effort and/or financial investment.

Pay for Performance Criteria and Process

Paying for performance is the foundation of our incentive compensation philosophy. We believe shareholder value creation, most visible in our stock price trends over time, is driven by sustained business performance in the areas of Growth, Profitability and Soundness, as measured through a number of quantitative and qualitative components. We believe that this approach results in superior long-term value creation compared to an approach that relies on a few selected objective metrics in any single year. Therefore, the following areas are considered when determining incentive awards. However, annual incentive awards are ultimately discretionary and are not made based solely on a formulaic calculation. For additional information see "2018 Summary Financial Results."

•	Growth - Assets, Loans, Deposits, M&A-based growth, Innovation, Relevance to markets

•	Profitability - Traditional metrics (such as net income, earnings per share, return on average assets, return on equity or tangible equity); Revenue growth; Expense management; Share management

•	Soundness - Asset quality, Core deposits, Capital, Risk Management

The Committee and the Board of Directors exercise discretion when awarding incentives, by evaluating Company and individual performance in a holistic fashion, taking into account actual results and achievements in the above three areas against our strategic objectives, expectations and improvements over the prior year; overall industry and marketplace conditions; and readiness for continued and future goal attainment in line with our strategic plans.

In addition to the absolute quantitative measurement of financial results in the above three areas, we also evaluate the qualitative nature (the quality and soundness) of our results. This approach serves to mitigate risks that employees might take to achieve a single numerical goal that would threaten the long-term health and viability of the Company.

Additionally, the Company’s incentive compensation philosophy clearly specifies that any and all cash bonus payments, retention awards, and/or equity incentive compensation which may be paid to executive officers are subject to recovery or “clawback” by the Company if such payments were based on financial statements or other performance metric criteria which are later found to be materially inaccurate. For additional information on this policy, see "Clawback Policy."

Components of our Compensation Program

To achieve the objectives of our compensation program, we use a mix of compensation components evaluated individually and in total, including:

•	Base salary - competitive fixed pay commensurate with experience and performance (evaluated in context of the industry and our peer group's base salary for equivalent roles);

•
Annual variable incentive bonus - represented as a target percentage of salary, with a portion in cash and, in addition, a portion in restricted stock (which vests one-third immediate and one-third on the next two anniversary dates), payable for attainment of 100% of plan goals. We may pay beyond target for overperformance (though in practice we cap this at 150% of target) or below target for underperformance against our various metrics and other achievements;

•
Long-term equity incentives - awarded in the form of stock options (see the previous discussion under "Our History Underlying Executive Compensation" for additional detail) and/or restricted stock awards with multi-year vesting periods (stock options are not granted on an annual or any set periodic basis, but rather typically tied to inception of, or progress on, longer-term strategic plans);

•	Severance and change in control benefits;

•	Other benefits or perquisites offered to some or all of our full-time employees.

The Committee determines the level and percentage mix of compensation components it believes is appropriate for each executive, taking into account specific responsibilities within the Company, and similarly situated executive compensation within our peer group companies. We review the talent and expertise necessary to achieve our objectives, and specific expected performance outcomes for the year.

The Committee has a flexible allocation policy for determining the allocation between cash and non-cash compensation for executives in any given year. We utilize target percentages of salary defined for our short-term annual variable incentive program. See "Annual Variable Incentive Bonus" for more detail.

The Committee believes that tying executive rewards to equity in the Company motivates and rewards executives to strive for results that create greater shareholder value over longer term periods, and in addition serves to elevate these organizational dynamics:

•	promoting growth, soundness, profitability, risk mitigation, and expense control required to accomplish our strategic long-term plans;

•	encouraging consistent superior results by providing a meaningful incentive; and

•	supporting elevated collaboration, and teamwork among employees.

Role of Management with our Compensation Committee

The Committee solicits and considers the performance evaluations and compensation recommendations submitted for various senior officers by the Company's Chief Executive Officer, Robert Atwell and the Bank’s Chief Executive Officer, Michael Daniels. In the case of Messrs. Atwell and Daniels, the Compensation Committee evaluates performance and determines compensation to recommend to the Board of Directors.

Human Resources and certain other departments work to design, develop and administer our compensation programs. These departments can make recommendations to the Compensation Committee. This may include changes or adjustments to existing compensation programs, and recommendations of financial and other performance targets to be achieved under those programs. These departments also prepare analyses of financial data or other briefing materials for the Committee to ultimately assist in the implementation of decisions reached by the Committee and the Board of Directors.

Role of our Independent Compensation Consultant to our Compensation Committee

In 2018, the Committee directly engaged the services of the Blanchard Consulting Group (“Blanchard”), an independent compensation consulting company focused on the banking industry. The Committee reviewed the independence of Blanchard and determined that there are no conflicts of interest. Blanchard reports directly to the Committee, and management has not retained its own consultant. Blanchard periodically attends meetings of the Compensation Committee, physically or by phone, and with or without management present.

Blanchard assists the Committee in, among other things, applying our compensation philosophy for our executive officers and non-employee directors, analyzing current compensation conditions in the marketplace generally and among our peers specifically, and assessing the competitiveness and appropriateness of compensation levels for our executive officers. For the Committee’s use in 2018, Blanchard produced comprehensive reviews of both board compensation and executive total compensation, which, among other things, evaluated Nicolet’s board compensation and pay of its named executive officers to that of a custom peer group, as well as against regional and national banking survey and Blanchard database information. To provide supplemental information, Nicolet also participated in several compensation surveys with firms other than Blanchard.

In connection with its benchmarking and peer group comparison work, the Committee used data from the Blanchard banking industry compensation survey, the specific peer group data, and other financial industry focused compensation surveys to assist with its pay decisions. The peer group for 2018 included these nineteen entities:

Lakeland Financial Corporation	First Financial Corporation
Great Southern Bancorp, Inc.	First Mid-Illinois Bancshares, Inc.
Community Trust Bancorp, Inc.	Independent Bank Corporation
QCR Holdings, Inc.	United Community Financial Corp.
Horizon Bancorp, Inc.	Old Second Bancorp, Inc.
Peoples Bancorp Inc.	Farmers National Banc Corp.
Mercantile Bank Corporation	West Bancorporation, Inc.
Stock Yards Bancorp, Inc.	Macatawa Bank Corporation
MidWestOne Financial Group, Inc.	Southern Missouri Bancorp, Inc.
German American Bancorp, Inc.

Blanchard assisted us in reviewing and refining our peer group for 2018, which is comprised of banks of similar characteristics (size, regional proximity, publicly traded, and similar business model); the Committee then compared selected financial metrics and other information of the peer group for additional context of company performance and executive pay.

For the review of executive compensation against benchmarking data, the Committee reviewed the following summary by Blanchard:

•	Total cash compensation = base salary + Annual cash incentives / bonus;

•	Direct compensation = Total cash compensation + Three-Year average equity awards*; and

•	Total compensation = Direct compensation + Other compensation + Retirement Benefits / Perquisites

*Note - Blanchard used a three-year average look-back of equity granted in years 2015-2017 by the 19 peer banks and Nicolet in the study. For Nicolet, that three-year period included episodic equity grants (especially in 2017) meant to cover a longer forward period.

The Committee’s evaluation of the peer group comparison and Blanchard’s assessment of Nicolet’s compensation practices and levels concluded:

•	Nicolet’s financial performance was very strong versus peers.

•
Nicolet has adequate and appropriate compensation tools available to attract, motivate and retain high-quality, skilled executives and to provide a mix of short- and long-term compensation opportunities.

•	“Total cash compensation” of the named executive officers was competitive to peers, but not excessive.

•
For “Direct compensation,” Nicolet was the highest of the peer group, attributable primarily to its entrepreneurial culture and practice of awarding episodic stock option grants to cover longer-term intervals (particularly in 2017), compared to peers who granted less equity or granted equity more ratably over multiple years. The Committee and the Board view these episodic equity incentive grants as a differentiator and a key in aligning interests and outcomes of Company leaders and shareholders.

•	“Total compensation” supports that Nicolet has competitive executive benefits.

2018 Summary Financial Results

2018 was an exceptional year for our Company, led by solid growth, margin discipline and sterling asset quality. The following table highlights the 2018 results relative to 2017 results for selected Growth, Profitability, and Soundness metrics. These and other performance results and achievements are evaluated in a holistic manner, and met or exceeded 2018 expectations.

Metric	2018 Results	2017 Results	Change 2018 vs 2017
Growth:
Average loans (in millions)	$2,127	$1,899	12%
Average core deposits (in millions)	$2,418	$2,109	15%
Net interest income (in millions)	$106.6	$98.7	8%
Profitability:
Net income (in thousands)	$41,036	$33,150	24%
Diluted earnings per common share	$4.12	$3.33	24%
Return on average assets	1.38%	1.25%	13 bps
Return on average common equity	11.04%	9.96%	108 bps
Return on average tangible common equity	16.73%	15.24%	149 bps
Soundness:
Nonperforming assets to total assets	0.19%	0.49%	(30) bps
Net charge-offs to average loans	0.05%	0.08%	(3) bps
Tangible common equity / Tangible assets	8.83%	8.41%	42 bps

The 2018 results above were outstanding compared to 2017. Earnings and asset quality were very strong. Capital was managed to support strong returns (including $22 million of common stock repurchases during 2018), maintain readiness for potential acquisition opportunities and cover potential risks. The Company added to its capital flexibility by filing a shelf registration for up to $100 million during 2018. While it was the first year since 2011 without an announced or closed acquisition, we remained proactive in evaluating potential targets. At December 31, 2018, Nicolet had assets of $3.1 billion, loans of $2.2 billion, deposits of $2.6 billion, and equity of $387 million, exceeding 2017 by 6%, 4%, 6%, and 6%, respectively, evidencing solid organic growth. We made notable strides as well in improving individual executive development, overall organizational development, and refinement of succession planning to ensure continued and sustained success over the longer term.  We continued to invest in the future, including process improvements, website redesign, branch facility upgrades, and innovation investments. Our stock price was down 11% to $48.80 as of December 31, 2018, which was not in line with our expectations based on 2018 performance. However, for comparison purposes, our price decline was less than that of both the SNL U.S. Bank Index (down 19%) and our peer banks (down 15%) between year-end 2017 and 2018.

2018 Executive Compensation Components and Decisions

Base Salary

When the Committee considers executive base salaries on an annual basis, it considers each executive’s role and level of responsibility, along with base salary levels of similarly situated executives employed by peers or in the industry. An individual’s base salary may vary relative to the market data available, as the Committee also incorporates other factors such as performance review, experience level, business challenges unique to a particular year, and other considerations into the final salary decisions that are made. For 2018, the Committee increased the base salaries over 2017 by 4.9% for Messrs. Atwell and Daniels, and salaries were increased 10.0% for Ms. Lawson, 10.2% for Mr. Witczak and 11.1% for Mr. Hutjens over 2017. The merit increases were reasonable to the Committee based on each executive's development, 2017 superior results, peer group positioning, and the Company’s growth.

Annual Variable Incentive Bonus

The Board of Directors approved the 2018 performance objectives at the beginning of the year, and the Compensation Committee confirmed that for 2018, the annual incentive bonus targets, expressed as a percentage of salary, for the named executive officers would be 75% (i.e. 50% cash and 25% equity) for Messrs. Atwell and Daniels, and 40% (i.e. 30% cash and 10% equity) for Ms. Lawson and Messrs. Witczak and Hutjens, which is unchanged from the prior year. The Committee judged the targets to be appropriate considering each executive’s experience level and the duties and responsibilities assumed by each executive.

Based on the outstanding results for 2018 (see "2018 Summary Financial Results") and each individual’s performance assessment, the Committee awarded a 150% multiple of target (cash and equity) incentive for each named executive officer.  The Committee determined that the significant achievements in 2018 and the progress toward the long-term strategy warranted an assignment of 150% of the targeted incentive bonus for those executives and leaders that were rated as high performers via individual performance review. The restricted stock values reflected in the Summary Compensation Table are the equity portion of the annual variable incentive bonus.

Long-Term Equity Incentives

There were no episodic equity-based stock option incentives awarded to the named executive officers in 2018. As a component of a strategic long-term goal set in 2016, including a succession sequencing plan, objectives regarding growth, both organic and acquisition, the Board granted episodic options in 2017 to a broad base of leaders, including the named executive officers, to align interests and outcomes with that of our shareholders. See the previous discussion under “Our History Underlying Executive Compensation” for additional details.

Perquisites and Other Benefits

We limit the perquisites provided to our named executive officers. We believe that providing excessive perquisites to executive officers is inappropriate and could negatively impact the positive culture we have created over the Company's history. The named executive officers participate in Nicolet’s broad-based employee benefit plans, such as the 401(k) Plan, the Employee Stock Purchase Plan, and medical, dental, disability and life insurance coverage programs, under the same terms as other eligible employees. A few perquisites, such as country club memberships, supplemental health coverage, and company automobiles or auto allowances are provided to a few select employees, which may include some of the named executive officers as well as other selected officers. Selected officers participate in our Nonqualified Deferred Compensaton Plan. Under this Plan, the Company, in its discretion, may make nonelective contributions to the Plan on behalf of an eligible employee (“employer contribution”). Largely as retention-based compensation, the Committee approved several employer contributions for 2018, including $50,000 for Ms. Lawson (vesting over 4 years) and Messrs. Witczak and Hutjens (vesting over 5 years). The benefits and perquisites provided to the named executive officers are included in the Summary Compensation table, described under the column titled “All Other Compensation.”

We do not provide a defined benefit pension plan, post-retirement health coverage (other than certain COBRA benefits), or similar benefits for our executive officers or other employees.

Stock and Benefit Plan Summaries

The Company’s stock-based compensation plans are described below. The Committee oversees the plans and grants equity awards in accordance with the plan documents to certain officers, employees and directors of the Company.

2002 Stock Incentive Plan. The Company’s 2002 Stock Incentive Plan, as subsequently amended with shareholder approval, reserved a total of 1,175,000 shares of the Company’s common stock for potential stock options.  This plan became fully utilized during 2012; no further awards may be granted under this plan. Under this plan at December 31, 2018, approximately 372,000 option grants were outstanding, of which 285,000 were exercisable.

Acquired Equity Incentive Plan. In 2016, Nicolet assumed sponsorship of an equity incentive plan of an acquired company to allow for that company’s already granted awards that became exercisable upon acquisition to be honored. No further awards may be granted under this plan, and at December 31, 2018, approximately 17,000 option grants remain outstanding and exercisable.

2011 Long-Term Incentive Plan (“2011 LTIP”). The Company’s 2011 LTIP, as subsequently amended with shareholder approval, has reserved 1,500,000 shares of the Company’s common stock for potential stock-based awards. This plan provides for certain stock-based awards such as, but not limited to, stock options, stock appreciation rights and restricted common stock, as well as cash performance awards. Under this plan at December 31, 2018, approximately 1.2 million option grants were outstanding, of which 0.3 million were exercisable and approximately 30,000 restricted shares remain unvested. As of December 31, 2018, approximately 127,000 shares were available for grant under the 2011 LTIP. On February 19, 2019, the Board approved, subject to shareholder approval, an amendment to the 2011 LTIP to increase the number of shares of the Company's common stock available for potential stock-based awards from 1,500,000 to 3,000,000. The requested increase is expected to address the equity incentive needs of the Company, which has more than doubled in asset size since the beginning of 2016, for the next three years based upon current growth projections. See "Proposal 3 - APPROVAL OF THE AMENDMENT TO THE NICOLET BANKSHARES, INC. 2011 LONG-TERM INCENTIVE PLAN."

Nonqualified Deferred Compensation Plan. The Company sponsors a deferred compensation plan for certain key management employees. Under this plan, eligible employees designated by the Board of Directors through the actions of the Compensation Committee may elect to defer compensation (up to 75% of base salary and up to 100% of an annual cash bonus) and the Company may, at its discretion, make non-elective contributions on behalf of one or more eligible plan participants. Upon retirement, termination of employment or at their election under a defined fixed period, the employee shall become entitled to receive the deferred amounts plus earnings thereon. Contributions under the deferred compensation plan for the benefit of our named executive officers are reflected in the “All Other Compensation” column of the Summary Compensation Table. Also see the table, Nonqualified Deferred Compensation 2018. The nonqualified deferred compensation plan agreements are “unfunded” general contractual obligations of Nicolet and are subject to the claims of our creditors. If Nicolet were to become insolvent, the participants would be unsecured general creditors of Nicolet. The Committee believes this form of at risk compensation helps align the interests of plan participants with the long-term interests of Nicolet, its debt holders, and its stockholders.

In addition to the compensation plans discussed above, the Company has a number of broad-based employee benefit plans as further described below. The Committee oversees these plans.

Nicolet 401(k) Plan. Nicolet sponsors a tax-qualified 401(k) savings plan under which eligible employees may choose to save up to 100% of salary compensation on either a pre-tax or after-tax basis, subject to certain IRS limits. Under the plan, the Company matches 100% of participating employee contributions up to 6% of the participant’s gross compensation. The Company contribution vests over five years. The Company can make additional annual discretionary profit sharing contributions, as determined by the Board of Directors, with the last such contribution made in 2017 for eligible employees at year-end 2017. There were no discretionary profit sharing contributions made in 2018. Contributions under the 401(k) Plan for the benefit of our named executive officers are reflected in the “All Other Compensation” column of the Summary Compensation Table.

Employee Stock Purchase Plan. The Company sponsors an employee stock purchase plan under which eligible employees may purchase Nicolet common stock at a 10% discount, utilizing payroll deductions that range from a minimum of $20 to a maximum of $400 per payroll, during offering periods (currently quarterly).

Tax Considerations

The accounting and tax treatment of particular forms of compensation do not materially affect our Compensation Committee decisions. However, we are aware of these considerations.

Generally, Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for public corporations with respect to remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers. For taxable years beginning before January 1, 2018, these executive officers consisted of a public corporation’s chief executive officer and up to three other executive officers. Pursuant to the Tax Cuts and Jobs Act of 2017, for taxable years beginning after December 31, 2017, the remuneration of a public corporation’s chief financial officer is also subject to the deduction limit. In addition, the exception to the $1 million deduction limit for “performance based compensation” is no longer available. Consequently, for fiscal years beginning after January 1, 2018, no remuneration paid to a specified executive in excess of $1 million will be deductible. For 2018, an estimated $200,000 of compensation collectively paid to Messrs. Atwell and Daniels was not deductible.

In designing our executive compensation programs and determining the compensation of our executive officers, the Compensation Committee considers a variety of factors, including the potential impact of Section 162(m); however, the Committee will not limit executive compensation to that which is or may be deductible under Section 162(m). The deductibility of some types of compensation depends upon the timing of an executive officer’s vesting or exercise of previously granted rights or awards. Further, interpretations and changes in tax law and other factors beyond the Compensation Committee’s control may also affect the deductibility of compensation.

To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and longer-term goals, the Committee has not adopted a policy that all compensation must be deductible. The Committee believes that our shareholder’s interests are best served if its discretion and flexibility in awarding compensation is not restricted, even when some compensation awards may result in a nondeductible compensation expense.

Stock Ownership Guidelines and Holding Requirements for Executive Officers

While we do not set strict targets for ownership of our stock, we strongly encourage ownership of the Company’s stock to all employees and expect our named executive officers to set positive examples. Equity awards, when granted episodically in the form of restricted stock grants or stock option awards, carry a vesting period requiring the executive’s continued employment to fully realize value from such awards, and most typically carry a 5-year vesting schedule.

Clawback Policy

We have a clawback policy applicable to selected officers, which include, among others, all our named executive officers. Pursuant to this policy, the Committee shall in all appropriate circumstances, require reimbursement of any bonus payment (that is, any and all cash bonus payments, retention awards and/or equity incentive compensation) to a selected officer where the payment awarded was based on financial statements or other performance metrics which are later found to be materially inaccurate. We feel this clawback policy is appropriate and assists with risk mitigation throughout our Company.

Short Sale and Hedging Policy

Pursuant to our insider trading policy, Nicolet considers it improper and inappropriate for executive officers and directors to engage in short-term or speculative transactions in Nicolet’s securities or in other transactions in Nicolet’s securities that may lead to inadvertent violations of insider trading laws. Hence, no executive officer or director may at any time sell any securities of Nicolet that are not owned by such person at the time of the sale, buy or sell shares of Nicolet common stock outside of “safe harbor” periods following public disclosure of the Company’s results, or engage in hedging transactions involving securities of Nicolet.

Nicolet Compensation of Named Executive Officers

The following table sets forth all compensation paid for each of the last three fiscal years ended December 31, 2018, to our chief executive officer, chief financial officer, and the next three most highly compensated executive officers serving at the end of 2018, collectively our "Named Executive Officers" or "NEOs".

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus [1]	Stock Awards [2]	Option Awards [2]	All Other Compensation [3]	Total
Robert B. Atwell
Chairman, President, and Chief Executive Officer, Nicolet Bankshares, Inc. and Chairman of Nicolet National Bank	2018	$495,000	$371,250	$185,637	$—	$48,422	$1,100,309
(Principal Executive Officer)	2017	$472,000	$354,000	$177,062	$4,686,368	$45,023	$5,734,453
	2016	$360,000	$270,000	$267,035	$—	$80,380	$977,415
Michael E. Daniels
Executive Vice President and Secretary of Nicolet Bankshares, Inc. and President and Chief Executive Officer, Nicolet National Bank	2018	$495,000	$371,250	$185,637	$—	$57,290	$1,109,177
	2017	$472,000	$354,000	$177,062	$4,686,368	$54,527	$5,743,957
	2016	$360,000	$270,000	$267,035	$—	$86,804	$983,839
Ann K. Lawson
Chief Financial Officer, Nicolet Bankshares, Inc. and Nicolet National Bank	2018	$275,000	$123,750	$41,269	$—	$79,922	$519,941
(Principal Financial Officer)	2017	$250,000	$112,500	$37,422	$833,598	$133,872	$1,367,392
	2016	$230,000	$75,000	$—	$111,130	$32,906	$449,036
Eric J. Witczak
Executive Vice President, Nicolet National Bank	2018	$270,000	$121,500	$40,514	$—	$96,261	$528,275
	2017	$245,000	$110,250	$36,729	$833,598	$147,774	$1,373,351
	2016	$225,000	$101,250	$—	$166,695	$46,518	$539,463
Brad V. Hutjens
Executive Vice President, Chief Credit Officer, and Chief Compliance & Risk Manager, Nicolet National Bank	2018	$250,000	$112,500	$37,490	$—	$66,878	$466,868
	2017	$225,000	$101,250	$33,784	$833,598	$116,578	$1,310,210
	2016	$200,000	$90,000	$—	$111,130	$16,278	$417,408

1	All bonuses are reported in the year earned.
2
Reflects the fair value of restricted stock and stock options on the date of grant, calculated in each case in accordance with applicable accounting guidance and based on assumptions set forth in Notes 1 and 11 of the Notes to Consolidated Financial Statements in the Company’s annual report on Form 10-K.

3
All Other Compensation as reported in this column includes: 401(k) company match contributions, company amounts contributed to employee nonelective retirement subaccounts, supplemental employer health benefit, and other perquisites and personal benefits each less than $10,000 individually (life insurance premiums, auto allowances, supplemental insurance coverage, club memberships, and group term life insurance). The Company amounts contributed to the employee nonelective retirement subaccounts in 2018 are subject to a 4-year ratable vesting schedule for Ms. Lawson and a 5-year ratable vesting schedule for Messrs. Witczak and Hutjens. The amounts of All Other Compensation for 2018 are detailed in the table below.

Name	401(k) Company Match Contribution	Company Amounts Contributed to Nonelective Retirement Subaccount	Supplemental Employer Health Benefit	Other Perquisites and Personal Benefits Less Than $10,000 Individually	Total All Other Compensation
Robert B. Atwell	$16,500	$—	$17,652	$14,270	$48,422

Michael E. Daniels	$16,500	$—	$17,928	$22,862	$57,290

Ann K. Lawson	$16,500	$50,000	$12,132	$1,290	$79,922

Eric J. Witczak	$16,500	$50,000	$17,652	$12,109	$96,261

Brad V. Hutjens	$16,500	$50,000	$—	$378	$66,878

The following table sets forth grants of plan-based awards to the NEOs during the year ended December 31, 2018.

Grants of Plan-Based Awards

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards	Estimated future payouts under equity incentive plan awards	All other stock awards: Number of shares of stock or units (#) [1]	All other option awards: Number of securities underlying options (#)	Grant date fair value of stock and option awards [2]
Robert B. Atwell	12/5/2018	—	—	3,684		$185,637

Michael E. Daniels	12/5/2018	—	—	3,684		$185,637

Ann K. Lawson	12/5/2018	—	—	819		$41,269

Eric J. Witczak	12/5/2018	—	—	804		$40,514

Brad V. Hutjens	12/5/2018	—	—	744		$37,490

1 Represents a restricted stock grant made on December 5, 2018 at the closing stock price of $50.39, of which one-third vested immediately and one-third on each of the first and second anniversaries of the initial grant related to the annual variable incentive bonus for 2018.

2 Reflects the fair value of restricted stock on the date of grant, calculated in accordance with applicable accounting guidance and based on assumptions set forth in Notes 1 and 11 of the Notes to Consolidated Financial Statements in the Company's annual report on Form 10-K.

The following table sets forth the equity awards outstanding for each NEO as of December 31, 2018.

Outstanding Equity Awards at 2018 Fiscal Year End Table

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares of restricted stock that have not vested ($) [11]
Robert B. Atwell	54,000	13,500	[1]	$23.80	10/28/2024
	40,500	27,000	[2]	$25.90	1/20/2025
	45,000	180,000	[3]	$48.85	5/16/2027
	13,500	54,000	[4]	$56.43	11/1/2027
						2,456	[8]	$119,853
						1,022	[9]	$49,874
Michael E. Daniels	54,000	13,500	[1]	$23.80	10/28/2024
	40,500	27,000	[2]	$25.90	1/20/2025
	45,000	180,000	[3]	$48.85	5/16/2027
	13,500	54,000	[4]	$56.43	11/1/2027
						2,456	[8]	$119,853
						1,022	[9]	$49,874
Ann K. Lawson	6,500	—	[5]	$16.80	12/15/2019
	2,435	1,500	[6]	$16.50	4/10/2022
	2,000	6,000	[7]	$37.18	9/20/2026
	10,800	43,200	[3]	$48.85	5/16/2027
						660	[10]	$32,208
						546	[8]	$26,645
						216	[9]	$10,541
Eric J. Witczak	9,000	—	[5]	$16.80	12/15/2019
	5,250	2,250	[6]	$16.50	4/10/2022
	12,000	3,000	[1]	$23.80	10/28/2024
	6,000	9,000	[7]	$37.18	9/20/2026
	10,800	43,200	[3]	$48.85	5/16/2027
						1,000	[10]	$48,800
						536	[8]	$26,157
						212	[9]	$10,346
Brad V. Hutjens	2,500	—	[5]	$16.80	12/15/2019
	3,500	1,500	[6]	$16.50	4/10/2022
	6,000	1,500	[1]	$23.80	10/28/2024
	4,000	6,000	[7]	$37.18	9/20/2026
	10,800	43,200	[3]	$48.85	5/16/2027
						600	[10]	$29,280
						496	[8]	$24,205
						195	[9]	$9,516

1	Stock options granted on October 28, 2014 and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
2	Stock options granted on January 20, 2015 and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
3	Stock options granted on May 16, 2017 and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
4	Stock options granted on November 1, 2017 and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
5	Stock options granted on December 1, 2009 and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
6	Stock options granted on April 10, 2012 and vesting in 10 equal increments on the grant date and the next nine anniversaries of the initial grant.
7	Stock options granted on September 20, 2016 and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
8
Represents the unvested remainder of a restricted stock grant made on December 5, 2018, of which one-third vested immediately and one-third on each of the first and second anniversaries of the initial grant related to the annual variable incentive bonus for 2018.

9
Represents the unvested remainder of a restricted stock grant made on December 12, 2017, of which one-third vested immediately and one-third on each of the first and second anniversaries of the initial grant related to the annual variable incentive bonus for 2017.

10	Represents the unvested remainder of a restricted stock grant made on April 10, 2012, which vests in 10 equal increments over a 10-year period on the anniversaries of the initial grant.
11	Utilizes a $48.80 per share market value of the Company’s common stock at December 31, 2018.

The following table sets forth information relating to the exercise of stock options and vesting of restricted stock during the year ended December 31, 2018 by each NEO.

Option Exercises and Stock Vested 2018

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Robert B. Atwell	—	$—	4,661	$246,440
Michael E. Daniels	—	$—	4,661	$246,440
Ann K. Lawson	5,000	$136,900	654	$33,935
Eric J. Witczak	1,000	$37,720	730	$38,136
Brad V. Hutjens	2,500	$94,450	593	$30,770

The following table sets forth information regarding each NEO's account balance at December 31, 2018 under the Company's Nonqualified Deferred Compensation Plan, including contributions and earnings credited to such account.

Nonqualified Deferred Compensation 2018

Name	Executive contributions in last fiscal year ($)	Registrant contributions in last fiscal year ($) [1]	Aggregate earnings (loss) in last fiscal year ($)	Aggregate withdrawals / distributions ($)	Aggregate balance at last fiscal year end ($) [2]
Robert B. Atwell	$—	$—	$—	$—	$—
Michael E. Daniels	$—	$—	$—	$—	$—
Ann K. Lawson	$54,664	$50,000	$(11,891)	$—	$219,711
Eric J. Witczak	$8,269	$50,000	$(14,955)	$—	$143,439
Brad V. Hutjens	$25,313	$50,000	$(8,814)	$—	$166,799

1
These amounts reflect contributions made by Nicolet to the NEOs nonelective contribution retirement subaccount in December 2018 at the discretion of the Company under the 2002 Deferred Compensation Plan, as amended, subject to a 4-year ratable vesting schedule for Ms. Lawson and a 5-year ratable vesting schedule for Messrs. Witczak and Hutjens. These amounts are reported in the "All Other Compensation" column for each executive officer in the Summary Compensation Table.

2	Includes unvested registrant contributions.

Employment Agreements

Employment agreements are in place with each of our named executive officers. We believe employment agreements help us recruit and retain executives with the experience, skills, knowledge and background needed to achieve our business goals and strategy.  Each of these agreements provides for certain severance and change in control benefits. The material terms of the employment agreements are summarized below.

Employment Agreements for Messrs. Atwell and Daniels

•
The employment agreements provide for an initial 3-year term, to be renewed automatically each day so that the term of the agreement remains three years unless either party gives notice of intent that automatic renewals shall cease.

•	Messrs. Atwell and Daniels each receive a base salary, which shall be reviewed annually by the Board.

•
Both executives are eligible to receive incentive cash or cash equivalent compensation annually as well as discretionary equity incentive awards based on performance measures established by the Board. The incentive compensation is subject to clawback under certain circumstances.

•	The employment agreements provide for term life insurance with a death benefit of $1.5 million for each payable to the executive’s designated beneficiary(ies).

•
Fringe benefits available to each executive include a company car with associated expenses paid by the Company, country club annual dues, reimbursement for reasonable and necessary business expenses, and certain other benefit programs open to other similarly situated Nicolet employees.

•
The employment agreements provide for 12 months of base pay as severance plus 12 months of health continuation coverage in the event the executive is involuntarily terminated by the Company without Cause or if the executive resigns for Good Reason. If either termination event occurs within 6 months following a Change of Control, the executive shall receive severance equal to 2 times the base salary and target bonus in effect immediately prior to the Change of Control plus 12 months of health continuation coverage. All severance is conditioned upon the executive signing and not revoking a general release of claims.

•
The employment agreements include covenants that restrict the executives, for a period of 24 months following their termination for any reason, from (i) disclosing confidential information, (ii) competing within defined markets, and (iii) soliciting any Company customer or employee to which the executive had Material Contact during the last 2 years of employment.

Employment Agreements for Ms. Lawson, and Messrs. Witczak and Hutjens

•
The employment agreements provide for an initial 3-year term, to be renewed automatically each day so that the term of the agreement remains three years unless either party gives notice of intent that automatic renewals shall cease.

•	Each executive shall receive a base salary, which shall be reviewed annually.

•
Each executive is eligible to receive annual bonus compensation (with a defined target percentage of base salary), as well as equity incentive awards at the discretion of the Board.  The incentive compensation is subject to clawback under certain circumstances, per the terms of a separate agreement.

•
Each executive is eligible to receive reimbursement for reasonable and necessary business expenses in addition to country club annual dues and certain other benefit programs open to other similarly situated Nicolet employees.

•
The employment agreements provide for up to 12 months of base pay as severance plus 12 months of health continuation coverage in the event the executive is involuntarily terminated by the Company without Cause or if the executive resigns for Good Reason. If the executive resigns for Good Reason within 6 months following a Change of Control, the executive shall receive severance equal to 1.5 times the base salary and target bonus in effect immediately prior to the Change of Control plus 12 months of health continuation coverage.

•
The employment agreements include covenants that restrict the executives, for a period of 12 months following their termination for any reason, from (i) disclosing confidential information, (ii) competing within defined markets, and (iii) soliciting any Company customer or employee to which the executive had Material Contact during the last 2 years of employment.

Potential Payments Upon Termination or Change of Control

The following table shows the estimated value as of December 31, 2018 of potential payments to the NEOs upon termination or Change of Control events.

Name	Robert B. Atwell	Michael E. Daniels	Ann K. Lawson	Eric J. Witczak	Brad V. Hutjens
Involuntary Termination by Company or Resignation for Good Reason:
Base Salary	$495,000	$495,000	$275,000	$270,000	$250,000
Health Continuation Coverage	23,900	23,700	16,300	23,700	15,400
Total	$518,900	$518,700	$291,300	$293,700	$265,400
Involuntary Termination by Company or Resignation for Good Reason within 6 Months of Change of Control:
Base Salary	$990,000	$990,000	$412,500	$405,000	$375,000
Target Annual Variance Incentive Bonus	742,500	742,500	165,000	162,000	150,000
Health Continuation Coverage	23,900	23,700	16,300	23,700	15,400
Value of Unvested Restricted Stock [1]	169,726	169,726	69,394	85,302	63,001
Value of Unvested Stock Options [2]	955,800	955,800	118,170	252,255	155,670
Total	$2,881,926	$2,881,726	$781,364	$928,257	$759,071

1	The value of the unvested restricted stock is based upon the closing stock price of $48.80 as of December 31, 2018.
2	The value of the unvested stock options is based upon the closing stock price of $48.80 as of December 31, 2018, less the option exercise price for all options in the money.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and 402(u) of Regulation S-K, we are providing the following information on the relationship of the annual total compensation of Robert B. Atwell, our Chief Executive Officer, to that annual total compensation of our median compensated employee. The pay ratio is a reasonable estimate calculated in a manner consistent with rules promulgated by the SEC.

Determining our Median Employee Pay: As of December 31, 2018, we employed 573 employees. The SEC rules require that we identify our median employee by use of a consistently applied compensation measure (“CACM”). We chose a CACM that closely approximates the annual total cash compensation of our employees. Specifically, we identified the median employee by aggregating total wages and cash bonuses paid in 2018 and ranking all employees according to this measure, from lowest to highest.

Calculating the Pay Ratio: As required by SEC rules, we then calculated our median employee’s total annual compensation in accordance with the requirements of item 402(c)(2)(x) of Regulation S-K (which is the calculation method for reporting CEO compensation in the Summary Compensation Table).

The compensation of our median employee for 2018 was determined to be $41,629. Our CEO’s compensation as reported in the Summary Compensation Table was $1,100,309. Therefore, our CEO to median employee ratio for 2018 was approximately 26:1. This information is provided solely for compliance purposes. The Compensation Committee does not consider this ratio when evaluating compensation arrangements.

Conclusion

Through the compensation arrangements outlined above, a significant portion of each of our named executives officers’ compensation total is contingent upon the Company’s overall sustained performance.

Therefore, the realization of potential financial benefit by each executive is closely linked to our Company performance and increases in shareholder value over time. We remain committed to this philosophy of paying for performance, recognizing that the competitive market for talented executives and the episodic assignment of multi-year potential rewards tied to our longer term strategic plans may result in highly variable compensation within any particular time period.

The Compensation Committee gives careful consideration to our executive compensation programs, including each element of compensation to each executive. The Compensation Committee believes that the Nicolet compensation program is fair and reasonable in context of the Company’s peer group and our performance compared to the prior year, internal expectations, and peers. Further, the Committee also believes that the compensation program gives each executive appropriate incentive, based upon the executive’s responsibilities, achievements, and ability to contribute to our continued progress and prosperity.

Finally, the Compensation Committee believes that our compensation structure and practices encourage management to work for real innovation, business and operational improvements, and outstanding shareholder value creation over the longer term, without taking unnecessary, undue or excessive risks.

Compensation Committee Report

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and based upon such review and discussion, the Compensation Committee recommended to Nicolet’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Nicolet’s annual report on Form 10-K for the year ended December 31, 2018 as required by Item 402(b) of Regulation S-K.

By the Compensation Committee of the Board of Directors of Nicolet Bankshares, Inc.

Randy J. Rose, Chair
Robert W. Agnew
John N. Dykema

The foregoing report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent Nicolet specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors subject to Section 16 filing obligations, and owners of more than ten percent of its outstanding shares of common stock to file reports concerning the ownership of the Company equity securities with the SEC and the Company. The Company files the required reports on behalf of persons. During the year ended, December 31, 2018, there were six (6) delinquent Form 4 transactions reported: Michael J. Gilson failed to file four reports on a timely basis regarding the exercise of stock options and for the sale of shares of common stock, Thomas L. Herlache failed to file one report on a timely basis regarding the sale of shares of common stock, and Ann K. Lawson failed to file one report on a timely basis regarding the sale of shares of common stock.

RELATED PARTY TRANSACTIONS

The Audit & Compliance Committee is responsible for reviewing and approving all related party transactions. In addition, they are responsible for reviewing the procedures used to identify related parties and any transactions with related parties.

The Company’s bank subsidiary has loan transactions in the ordinary course of business with directors and executive officers of the Company, including the companies or firms with which they are affiliated and members of their immediate families. These loans have been made on substantially the same terms, including interest rate and collateral, as those prevailing at the same time for comparable loans with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2018, the aggregate principal amount of loans outstanding to directors, executive officers, or their related interests was approximately $84 million, which represented approximately 4% of the Company’s period end loan portfolio.

Under SEC regulations, the Company is required to disclose any transaction occurring in the last fiscal year, or any transaction that is currently proposed, in which the Company was or is a participant, the amount involved exceeds $120,000, and any related person of the Company had or will have a direct or indirect material interest.

Robert J. Weyers is a director of, and holds a one-third ownership interest in, PBJ Holdings, LLC, a real estate development and investment firm. He is also a director of the Company and Nicolet Bank. In 2004, the Company entered into a joint venture with PBJ Holdings, LLC in connection with the development of the site of the Company’s headquarters facility. Mr. Weyers abstained from discussion or deliberations regarding the transaction in his capacity as a director of the Company and Nicolet Bank. The joint venture involves a 50% investment by the Company on standard commercial terms reached through arms-length negotiation. During 2018, the Bank paid approximately $1.1 million in rent expense to the joint venture. For 2018, the joint venture’s net income was approximately $634,000 benefiting the Company and PBJ Holdings, LLC by approximately $317,000 each. Management believes that the terms of the joint venture are no less favorable to the Company or the Bank than would have been achieved in a transaction with an unaffiliated third party.

Scot J. Madson, the father of executive officer team member Patrick J. Madson, is a Financial Advisor for the Company and owns an office building that is leased to the Company as non-branch space, under a five-year lease beginning in 2016. In 2018, Scot Madson received compensation of approximately $657,000 for his employment and approximately $138,000 in rental payments. Management believes that the terms of the lease are no less favorable to the Company than would have been achieved with an unaffiliated third party.

Adam M. Madson, the brother of Patrick J. Madson, is a Financial Advisor for the Company. In 2018, Adam Madson received compensation of approximately $284,000 for his employment.

In October 2013, Nicolet Bank entered into a lease for a branch location in a facility owned by Christopher J. Ghidorzi, director of the Company and the Bank, paying him less than $120,000 annually in rent expense. For 2018, Mr. Ghidorzi participated in a competitive bid process for and was awarded the contract as Nicolet Bank’s general contractor for the 2018 reconstruction of a different existing branch location, which was completed in 2018. Total payments for this branch reconstruction were $956,000, of which at least 75% of these payments were passed through to various subcontractors. Mr. Ghidorzi did not participate in the discussion or deliberation with respect to approving the contract or with respect to the Audit & Compliance Committee approving the related party transaction. The combined estimated payments and rent payments do not impair Mr. Ghidorzi’s independence under the NASDAQ rules.

The Company did not engage in any other transactions that require disclosure under the SEC regulations.

AUDIT & COMPLIANCE COMMITTEE REPORT

The Audit & Compliance Committee (the “Audit Committee”) reports as follows with respect to the audit of the Company’s 2018 audited consolidated financial statements.

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. It is currently composed of four directors, each of whom meets the qualifications for independence (including the heightened requirements applicable to audit committee members) and three who meet the qualifications as an audit committee financial expert. See also “INFORMATION ABOUT THE BOARD OF DIRECTORS - Board Committees and Meetings.”

Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm, Porter Keadle Moore, LLC is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon, as well as an audit of the effectiveness of our internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes. In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2018 consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by PCAOB Auditing Standards-AS 1301: Communications with Audit Committees. The Audit Committee received written disclosures from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the review and discussions of the Company’s audited consolidated financial statements with management and discussions with the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s 2018 audited consolidated financial statements be included in the Company’s 2018 Annual Report on Form 10-K, which has been filed with the SEC.

Christopher J. Ghidorzi, Chair
Thomas L. Herlache
Susan L. Merkatoris
Oliver Pierce Smith
March 8, 2019

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent Nicolet specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

PROPOSAL 1 - ELECTION OF DIRECTORS

Election of Directors

The Board of Directors has nominated each of the thirteen (13) persons named below to stand for election as directors at the Annual Meeting. If elected by the shareholders, each of the nominees will serve a one-year term that will expire at the 2020 Annual Meeting of Shareholders and upon the election and qualification of his or her successor.

Each nominee has consented to serve as a director, if elected. If any of the nominees should be unavailable to serve for any reason (which we do not anticipate), the Board of Directors may (1) designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), (2) allow the vacancy or vacancies to remain open pending the nomination of a suitable candidate or candidates, or (3) by resolution provide for a lesser number of directors. All of the nominees listed below will also serve as directors of Nicolet National Bank (“Nicolet Bank”), a wholly-owned subsidiary of the Company.

The table below provides additional commentary unique to each nominee that led the Nominating Committee to recommend his/her nomination to the Board. The ages shown are as of December 31, 2018. Except as otherwise indicated, each of the named persons has been engaged in his or her present principal occupation for more than five years.

Name (Age)	Director Since	Positions and Business Experience
Robert B. Atwell (61)	2000
Chairman, President, and Chief Executive Officer of the Company since its formation in 2002 and beginning April 29, 2016, Chairman of Nicolet Bank. From 2000 to April 29, 2016, Chairman and Chief Executive Officer of Nicolet Bank.

We believe the board benefits from Mr. Atwell’s extensive and broad experience in the banking industry for over 35 years (including large and small banks), executive leadership, vision, community and regulatory connections, as well as his vested interest as a founder of Nicolet and his level of ownership.

Rachel Campos-Duffy (47)	2019
Author, communications consultant and media personality specializing in political analysis, culture and parenting.

We believe the board benefits from Ms. Campos-Duffy's knowledge of economics and international affairs, which she applies through her media profile, advocacy for women, Latino and Hispanic affairs, and involvement in political commentary and projects.

Michael E. Daniels (54)	2000
Executive Vice President and Secretary of the Company since its formation in 2002 and, beginning April 29, 2016, President and Chief Executive Officer of Nicolet Bank. From 2007 to April 29, 2016, President and Chief Operating Officer of Nicolet Bank; Executive Vice President and Chief Lending Officer of Nicolet Bank from 2000-2007.

We believe the board benefits from Mr. Daniels’ extensive commercial lending, operational and compliance experience, straightforward leadership, and his vested interest as a founder of Nicolet and his level of ownership.

John N. Dykema (55)	2006
Owner, President and Chief Executive Officer of Campbell Wrapper Corporation and Circle Packaging Machinery, Inc., manufacturers of custom packaging machinery.

We believe the board benefits from Mr. Dykema’s significant experience as a manufacturing business owner and manager, his connections in the bank’s markets, and his long tenure and engagement on a community bank board.

Terrence R. Fulwiler (68)	2016
Chairman of the Board of Bellin Health Systems of Green Bay; board member of the Green Bay Packers; board member of Innovata LLC of Atlanta, GA; board member of EMT International of Green Bay; board member of Northeast Wisconsin Technical College Foundation; member of the Bellin College Board of Trustees; board member of East Shore Industries; board member of the Greater Green Bay Community Foundation; board member of NPS, Inc.; and prior to April 29, 2016, director of Baylake and Baylake Bank since 2010.

We believe the board benefits from Mr. Fulwiler’s corporate board membership experiences and from his understanding of and involvement in the bank’s markets.

Christopher J. Ghidorzi (41)	2013
Vice President of Property Development, C.A. Ghidorzi, Inc. and Affiliates since 2007; and previously Director of Equity Trading, Robert W. Baird & Co. from 2001-2007.

We believe the board benefits from Mr. Ghidorzi’s real estate development experience and related connections, as well as his experience in capital markets and financial expertise.

Name (Age)	Director Since	Positions and Business Experience
Andrew F. Hetzel, Jr. (62)	2018
President and Chief Executive Officer of NPS Corporation, a marketer and manufacturer of Spill Control Products with customers in 60 countries as well as Towel and Tissue Products sold into the Away From Home Tissue Industry in North America.

We believe the board benefits from Mr. Hetzel’s experience with acquisitions and cultural integration (from both his own company’s activity and prior Nicolet transactions), as well as his significant experience as a manufacturing business owner and manager, and his industry and community connections.

Donald J. Long, Jr. (61)	2000
Former Owner and Chief Executive Officer of Century Drill & Tool Co., Inc., an expediter of power tool accessories.

We believe the board benefits from Mr. Long’s former business ownership experiences, corporate board membership experiences and community involvement, and his experience as a founding board member of Nicolet and his level of ownership.

Dustin J. McClone (36)	2017
President and Chief Executive Officer of McClone Insurance Group. Director of First Menasha Bancshares, Inc. from 2010 to April 28, 2017.

We believe the board benefits from Mr. McClone’s insurance strategy experience and knowledge, and community involvement.

Susan L. Merkatoris (55)	2003
Certified Public Accountant; Owner and Managing Member of Larboard Enterprises, LLC, a packaging and shipping franchise doing business as The UPS Stores; Previous Co-Owner and Vice President of Midwest Stihl Inc., a distributor of Stihl Power Products.

We believe the board benefits from Ms. Merkatoris’ experiences as a certified public accountant, internal controls knowledge and audit committee experience, financial expertise as a business owner, and her level of ownership.

Randy J. Rose (64)	2011
Retired President and Chief Executive Officer of Schwabe North America; retired member of the Executive Strategic Committee for Dr. Willmar Schwabe GmbH and Co. KG, parent of Schwabe North America.

We believe the board benefits from Mr. Rose’s vast senior management experience in varied public businesses, acquisitions and change management, executive compensation matters, and his innovation.

Oliver Pierce Smith (35)	2017
Director of Real Estate and Acquisition Collaboration at Menasha Packaging, a division of Menasha Corporation. Director of First Menasha Bancshares, Inc. from 2010 to April 28, 2017.

We believe the board benefits from Mr. Smith’s significant ownership level, local community involvement, and operating business experience, as well as his real estate, acquisition integration and IT background.

Robert J. Weyers (54)	2000
Co-Owner of Weyers Group, a private equity investment firm; Commercial Horizons, Inc., a commercial property development company; and PBJ Holdings, LLC, a real estate holding company.

We believe the board benefits from Mr. Weyers’ real estate development experience and related connections, community involvement, experience as a founding board member of Nicolet and his level of ownership.

Director Qualifications
Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to shareholders. This significant responsibility requires highly skilled individuals with various qualities, attributes and professional experiences. The Board believes that there are certain general requirements for service on Nicolet’s Board that are applicable to all directors, and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by every director. The Board and the Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and Nicolet’s current and future needs.
In its assessment of each nominee for director, including those recommended by shareholders, the Nominating Committee considers the nominee’s judgment, integrity, experience, independence, and understanding of Nicolet’s mission and business, as well as understanding of other related industries and other factors that the Nominating Committee determines are pertinent in light of the current needs of the Board. The Nominating Committee also takes into account the ability of a director to devote the time, energy and effort necessary to fulfill his or her responsibilities to Nicolet with candor and thoughtful input.
The Board and Nominating Committee require that each director be a person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity and respect for corporate governance requirements and practices, an appreciation of diversity, and a commitment to sustainability. In addition to the qualifications required of all directors, potential director candidates are interviewed to assess intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.
The Board believes that the combination of qualifications, skills and experiences of each of the director nominees will contribute to an effective and well-functioning Board, and that individually and as a whole, the directors possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to Nicolet’s management.

RECOMMENDATION FOR PROPOSAL 1

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ELECT EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit & Compliance Committee (the “Audit Committee”) has selected, and the Board has approved, Porter Keadle Moore, LLC, an independent registered public accounting firm, to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2019, subject to ratification by the shareholders. Porter Keadle Moore, LLC also served as the independent registered public accounting firm for the Company for the year ended December 31, 2018. Although shareholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Porter Keadle Moore, LLC to shareholders for ratification to permit shareholders to participate in this important corporate decision.

If Porter Keadle Moore, LLC declines to act or otherwise becomes incapable of acting, or if appointment is otherwise discontinued, the Audit Committee will appoint another independent registered public accounting firm. A representative of Porter Keadle Moore, LLC is expected to be present at the Annual Meeting and will be given an opportunity to make a statement on behalf of the firm or to respond to appropriate questions from shareholders.

Fees Billed by Auditors

The following table sets forth the fees billed for the professional audit and other services rendered by the Company’s auditors, Porter Keadle Moore, LLC, during the years ended December 31, 2018 and 2017.

Fees	2018	2017
Audit fees [a]	$350,700	$339,500
Audit-related fees [b]	15,000	15,000
Tax fees [c]	21,450	—
All other fees [d]	—	—
Total fees	$387,150	$354,500

a.
Audit Fees include aggregate fees billed for professional services rendered by Porter Keadle Moore, LLC for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2018 and 2017, review of the annual report on Form 10-K, and the limited reviews of quarterly condensed consolidated financial statements included in periodic reports filed with the SEC during 2018 and 2017, including out of pocket expenses and the work performed in connection with issuing consents in connection with the registration statement filings.

b.
Audit-Related Fees includes fees billed for professional services rendered by Porter Keadle Moore, LLC associated with the audit of the Company’s 401(k) plan during the fiscal years ended December 31, 2018 and 2017, including out of pocket expenses.

c.	Tax Fees includes all services performed for tax compliance, tax planning, and tax advice.
d.	All Other Fees includes billings for services rendered other than those in the categories defined above.

The services provided by our independent auditors were approved in advance by the Audit & Compliance Committee in accordance with the provisions of the committee’s charter. The Audit Committee considers that the provision of the services above is compatible with maintaining independence by Porter Keadle Moore, LLC.

The ratification of the appointment of Porter Keadle Moore, LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019 requires that more votes be cast in favor of the proposal than against it.

RECOMMENDATION FOR PROPOSAL 2

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF RATIFYING THE APPOINTMENT OF PORTER KEADLE MOORE, LLC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

PROPOSAL 3 - APPROVAL OF THE AMENDMENT TO THE
NICOLET BANKSHARES, INC. 2011 LONG-TERM INCENTIVE PLAN

The Board of Directors unanimously approved on February 19, 2019, subject to shareholder approval, and recommends that shareholders approve an amendment to the Company’s 2011 Long-Term Incentive Plan (the “Plan”). The proposed amendment would increase the number of shares of the Company’s common stock authorized and reserved for issuance under the Plan from 1,500,000 to 3,000,000 shares, subject to future adjustments as explained below, any or all of which may be granted as incentive equity awards. The requested increase is expected to address the equity incentive needs of the Company, which has more than doubled in asset size since the beginning of 2016, for the next three years based upon current growth projections. No other provisions of the Plan would be amended by the proposal. The description of certain key features of the Plan included in this proposal is qualified in its entirety by reference to the full plan document, which has been restated to incorporate the amendment and is attached hereto as Appendix A.

The proposed amendment is important to ensuring the philosophy and objectives of Nicolet’s executive compensation program will continue to be fulfilled. While equity awards have been and remain a key element of aligning pay and shareholder interests, the Compensation Committee also considered the impact of dilution, and other factors, before recommending the increase of shares to the full Board. Specifically, by providing for the issuance of additional shares of common stock under the Plan, Nicolet will be enabled to:

•
continue to provide a balanced compensation program that rewards individual actions and behaviors that support Nicolet’s mission, core values, business strategies, and performance-based culture, without incentivizing unnecessary or excessive risk-taking;

•	ensure sufficient shares of common stock are available to provide a balanced mix of short-term and long-term variable compensation to its executive leadership and other key employees; and

•	continue to attract, retain and motivate highly skilled executive officers and other colleagues.

Please see "EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS" of this Proxy Statement for a detailed discussion of Nicolet's executive officer compensation approach.

Approval to amend the Plan to increase the number of shares of Company common stock authorized for issuance is subject to shareholder approval. The approval of this amendment to the Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Company present, or represented and entitled to vote, at the annual meeting.

Terms of the Plan

General Terms. The Plan allows the Company to grant a variety of equity and cash-based awards to certain officers, employees, and directors of the Company and its affiliates to stimulate their efforts towards the continued success of the Company, to encourage stock ownership by such recipients, and to provide a means for obtaining, rewarding, and retaining such recipients.

The awards that may be granted pursuant to the Plan are incentive and nonqualified options to purchase shares of the Company’s common stock, stock appreciation rights, other stock-based awards which are settled in either cash or shares of the Company’s common stock and are determined by reference to shares of stock (such as grants of restricted common stock, grants of rights to receive stock in the future, or dividend equivalent rights), and cash performance awards, which are settled in cash and are not determined by reference to shares of the Company’s common stock, any or all of which may be granted as incentive stock options.

The Plan provides for administration by a committee appointed by the Board of Directors or, alternatively if no committee is appointed, by the entire Board of Directors (the “Committee”). All questions of interpretation of the Plan are to be determined by the Committee. Awards granted under the Plan and the terms of the awards, including the number of shares of Company common stock as to which an award is granted and the potential payout of any award not denominated in shares of Company common stock, will be determined by the Committee. The Committee’s decisions relating to the administration of the Plan and grants of awards are final and binding on all persons.

Awards generally are not transferable or assignable except by will or the laws of intestate succession, unless the terms of the individual award (other than incentive stock options) provide otherwise. At the Committee’s discretion, awards may be modified following their grants, to the extent not inconsistent with other provisions of the Plan, and awards may be cancelled, accelerated, paid or continued, subject to the terms of the applicable award agreement and the Plan, upon the holder’s termination of employment. However, incentive stock options will expire no later than three months after the holder’s termination of employment (one year if termination of employment is due to the holder’s death or disability). The Committee may, however, permit an incentive stock option to continue beyond these time limits in which case the option will become a nonqualified stock option.

Options. The Committee determines whether an option is an incentive stock option or a nonqualified stock option at the time the option is granted. The per share exercise price of any option granted under the Plan may not be less than the fair market value of a share of Company common stock on the date of the grant or, in the case of incentive stock options granted to certain owner-employees, may not be less than 110% of the fair market value of a share of Company common stock on the date of grant. The Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of Company common stock, through a cashless exercise executed through a broker, or by having a number of shares of Company common stock otherwise issuable at the time of exercise withheld.

The term of an incentive stock option may not exceed ten (10) years from the date of grant (five (5) years in the case of incentive stock options granted to certain owner-employees of the Company), and may only be granted under the Plan within ten (10) years from the date the Plan amendment now subject to shareholder approval was adopted by the Board of Directors. Nonqualified stock options have no defined expiration period under the Plan, but an expiration period can be included in the applicable award agreement.

Stock Appreciation Rights. Each stock appreciation right allows the recipient to receive, in cash or stock, the appreciation per share of the Company’s common stock over a defined price which may not be less than the fair market value of a share of the Company’s common stock on the date the stock appreciation right is granted. Stock appreciation rights have no defined expiration period under the Plan, but an expiration period can be included in the applicable award agreement or program.

Other Awards. The Plan allows the Committee to grant stock-based incentives, other than options and stock appreciation rights, that entitle the recipient to receive payment of an amount equal to either the value of a specified number or a percentage or multiple of a specified number of shares of the Company’s common stock, or the value of dividends paid on a specified number of shares of common stock during a dividend period. The Committee can also grant cash performance awards that entitle the recipient to receive a cash payment equal to the value of a specified or determinable number of units other than shares of Company common stock.

Reorganizations and Recapitalizations. The number of shares of common stock reserved for issuance in connection with the grant of awards, the number of shares underlying an award, and the exercise price or settlement price of each award are subject to adjustment in the event of an equity restructuring (i.e., any nonreciprocal transaction between the Company and the holders of the Company’s capital stock that causes the per share value to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend). In the event of certain other corporate reorganizations, awards may be substituted, cancelled, accelerated, cashed-out, or otherwise adjusted by the Committee, provided that the adjustment is not inconsistent with the terms of the Plan or any agreement reflecting the terms of an award.

Amendment or Termination. The Plan may be amended or terminated by the Board of Directors without stockholder approval, subject to the requirement that, in order to preserve the Plan’s ability to grant incentive stock options, shareholders must approve any amendment that increases the number of shares reserved under the Plan (other than in connection with certain capital events, as described above), materially expands the class of eligible award recipients, or changes the granting corporation or the stock available for grant under the Plan.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Plan.

Incentive Stock Options. A participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of common stock purchased on exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock during the two-year period from the date of grant of the incentive stock option and the one-year period from the date the common stock is transferred to him or her, the gain will be capital gain, and the Company will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain prior to that time, the difference between the amount the participant paid for the common stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income. If the participant sells the shares of common stock for less than the amount he or she paid for the stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

Nonqualified Options. A participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will have compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction. Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised. Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

Stock Awards. A recipient will not be taxed upon the grant of a stock award if such award is not transferable by the recipient or is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. However, when the shares of common stock that are subject to the stock award are transferable by the recipient and are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a recipient so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

Other Stock-Based Awards. A participant generally will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, restricted stock unit, or performance award (collectively, the “Equity Incentives”). Generally, at the time a participant receives payment under any Equity Incentive, he or she will have compensation taxable as ordinary income in an amount equal to the cash or fair market value of the common stock received, and the Company will then be entitled to a corresponding deduction.

Cash Performance Awards. A participant generally will not recognize income and will not be taxed upon the grant of a cash performance award. At the time a participant receives payment under any cash performance award, he or she will have compensation taxable as ordinary income in an amount equal to the cash received, and the Company will then be entitled to a corresponding deduction.

Benefits to Named Executive Officers and Others

The Compensation Committee has not yet made any determination as to which eligible participants will be granted Equity Incentives or cash performance awards under the Plan in the future if the amendment is approved. Therefore, the potential benefit to any eligible participant cannot be determined. Information regarding the equity awards held by our Named Executive Officers is provided in “EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS - Outstanding Equity Awards at 2018 Fiscal Year End Table.”

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category
Equity compensation plans approved by security holders	1,611,211	$40.77	127,456
Equity compensation plans not approved by security holders	—	—	—
Total at December 31, 2018	1,611,211	$40.77	127,456

(1) Includes 29,512 shares potentially issuable upon the vesting of outstanding restricted stock.
(2) The weighted average exercise price relates only to the exercise of outstanding options included in column (a).

RECOMMENDATION FOR PROPOSAL 3

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE NICOLET BANKSHARES, INC. 2011 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE FROM 1,500,000 TO 3,000,000 SHARES.

PROPOSAL 4 - ADVISORY VOTE TO APPROVE NICOLET BANKSHARES, INC.'S
NAMED EXECUTIVE OFFICER COMPENSATION

Nicolet’s executive compensation program plays a key role in Nicolet’s ability to attract, retain and motivate the highest quality executive team. The principal objectives of Nicolet’s executive compensation program are to target executive compensation within market ranges, reward performance and align executive incentive compensation with long-term shareholder value creation, without incenting unnecessary and excessive risk. As discussed above in the "EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS," the Compensation Committee has designed the program to incorporate a number of features and best practices that support these objectives, including, among others:

•	Target total compensation for our Named Executive Officers at market-competitive levels while maintaining an overall compensation program that is aligned with and reflects the performance of Nicolet;

•	A substantial portion of each Named Executive Officer’s target compensation is variable;

•	Equity awards are granted in the form of stock options or restricted stock and are more heavily weighted toward long-term performance to have a value directly aligned with shareholders;

•	None of Nicolet’s Named Executive Officers are entitled to receive gross-up payments in connection with any excise tax or other tax liabilities; and

•	Only a limited number of perquisites is available to Nicolet’s Named Executive Officers.

Shareholders are encouraged to carefully review the “EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS” section of this Proxy Statement in its entirety for a detailed discussion of Nicolet’s executive compensation program.

As required under the Exchange Act, this proposal seeks a shareholder advisory vote to approve the compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“Resolved, that the shareholders approve the compensation of Nicolet’s Named Executive Officers as disclosed pursuant to the compensation rules of the SEC in the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”

Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

RECOMMENDATION FOR PROPOSAL 4

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ADVISORY APPROVAL OF NICOLET'S NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC (WHICH DISCLOSURE INCLUDES THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND ANY RELATED MATERIAL).

PROPOSAL 5 - ADVISORY VOTE ON FREQUENCY OF ADVISORY APPROVAL OF
NICOLET BANKSHARES, INC.'S NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act, this proposal provides shareholders with the opportunity to vote on how frequently they would like to cast an advisory vote to approve Nicolet named executive officer compensation, similar to the advisory vote solicited in Proposal 4 above. The requirements allow shareholders to select the option of one, two or three years.

The Board of Directors recommends an annual vote on executive compensation. As described above in "EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS," in making annual executive compensation decisions, management and the Compensation Committee consider the performance of executive officers individually, as well as in context of the current year’s performance and achievement of goals, long-term strategic goals, and peer or industry performance, as well as their achievement of individual goals, leadership and development of others. Nicolet believes in transparency to its shareholders, and therefore believes that an annual advisory vote on executive compensation will allow our shareholders to provide timely, direct input to management and the board on Nicolet’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that shareholder sentiment expressed annually should be a factor considered by the Compensation Committee as part of its process.

Shareholders may cast an advisory vote on the preferred voting frequency by selecting the option of every one, two or three years, or may choose to abstain. Nicolet will consider shareholders to have expressed a non-binding preference for the frequency option that receives the largest number of favorable votes. Shareholders are not voting to approve or disapprove the Board’s recommendation.

Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

RECOMMENDATION FOR PROPOSAL 5

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS SELECT "ONE YEAR" WHEN VOTING ON THE FREQUENCY OF ADVISORY APPROVAL OF NICOLET BANKSHARES, INC.'S NAMED EXECUTIVE OFFICER COMPENSATION.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

A shareholder that intends to present business at an annual meeting of shareholders must comply with the requirements set forth in the Company’s Bylaws as described below.

Director Nominations. The Nominating Committee will consider nominations for directors submitted by shareholders in accordance with the Company’s Bylaws. The Nominating Committee has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers of Nicolet Bank and shareholders of the Company, and professionals in the financial services and other industries. Similarly, the Nominating Committee’s charter does not prescribe any specific qualifications or skills that a nominee must possess, although it evaluates potential director nominees utilizing a number of criteria and considerations, including but not limited to specific qualifications and skills; knowledge of the Company, community banking and the financial services industry; experience in serving as a director or officer of a financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities the Company serves; commitment to and availability for service as a director, including ownership in the Company.

In accordance with the Company’s Bylaws, shareholder nominations for directors shall be made in writing and delivered to the Company’s Secretary at the Company’s principal office, currently located at 111 North Washington Street, Green Bay, Wisconsin 54301, between 14 and 50 days before a meeting at which directors are to be elected, although if less than 21 days’ notice of the meeting is provided to shareholders, the nomination must be delivered by the close of business on the seventh day after the date on which the notice was mailed. The nomination must state, to the extent known to the nominating shareholder, the following: (i) the nominee’s name, address and occupation; (ii) the total number of shares to be voted for the nominee; and (iii) the notifying shareholder’s name, address and number of shares owned. Nominations not made in accordance with this procedure may be disregarded by the chair of the meeting at which the election is to be held.

Shareholder Proposals. Our Bylaws provide that only such business that is properly brought before the annual meeting of shareholders shall be conducted at such meeting. In order for a shareholder proposal to be properly brought before an annual meeting, our Bylaws require a notice of the shareholder proposal that includes: (i) a description of the proposal and the reason it is being brought before the meeting; (ii) the proponent’s name and address and the number of shares he or she beneficially owns; and (iii) any material interest of the proponent in the proposal. The Company’s Secretary must receive the proposal at the Company’s principal office, currently located at 111 North Washington Street, Green Bay, Wisconsin 54301, at least sixty days prior to the shareholder meeting for it to be considered. In order to be included in the proxy materials to be provided to shareholders in advance of the 2020 annual meeting, notice of a shareholder proposal must be received on or prior to January 14, 2020; however, if the 2020 annual meeting is held more than 30 days before or after May 13, 2020, the deadline for receipt of such notice is any date allowing a reasonable time before we provide the proxy materials to our shareholders. The deadline for inclusion of a shareholder proposal in the proxy materials for a special meeting is likewise a date that allows a reasonable time before we provide the proxy materials for such special meeting to our shareholders.

The proxies of the Company’s management are permitted to use their discretionary authority with respect to proposals that are not timely submitted in accordance with the Company’s Bylaws and the SEC rules.

Shareholder Communications. Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and sending it to the Secretary of the Company at the Company’s principal office, currently located at 111 North Washington Street, Green Bay, Wisconsin 54301. The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

OTHER MATTERS

Security Holders Sharing an Address

The Company has filed an Annual Report on Form 10-K with the SEC for the year ended December 31, 2018. Pursuant to the rules of the SEC, services that deliver the Company’s communications to shareholders who hold their shares through a bank, broker, or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s 2018 Annual Report on Form 10-K and this proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the Company’s 2018 Annual Report on Form 10-K and/or this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests to either receive a single copy of each document delivered, if multiple copies are being delivered, or to receive multiple copies of each document, if a single copy is being delivered, upon written or oral request to Nicolet Bankshares, Inc., 111 North Washington Street, Green Bay, Wisconsin 54301.
___________

Green Bay, Wisconsin
March 20, 2019

APPENDIX A

NICOLET BANKSHARES, INC.
2011 LONG-TERM INCENTIVE PLAN
(As amended and restated effective February 19, 2019)

NICOLET BANKSHARES, INC.
2011 LONG-TERM INCENTIVE PLAN
(As amended and restated effective February 19, 2019)

NICOLET BANKSHARES, INC.
2011 LONG-TERM INCENTIVE PLAN
(As amended and restated effective February 19, 2019)

SECTION 1 DEFINITIONS

1.1    Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)“Affiliate” means:

(1)    Any Subsidiary or Parent;

(2)    An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

(3)    Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b)“Award Agreement” means any written agreement, contract, or other instrument or document as may from time to time be designated by the Company as evidencing an Award granted under the Plan.

(c)“Award Program” means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(d)“Awards” means, collectively, Cash Performance Awards, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards.

(e)“Board of Directors” means the board of directors of the Company.

(f)“Cash Performance Award” means an Award described in Section 3.5 that is settled in cash and does not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock.

(g)“Code” means the Internal Revenue Code of 1986, as amended.

(h)“Committee” means the committee appointed by the Board of Directors to administer the Plan; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee.

(i)“Company” means Nicolet Bankshares, Inc., a bank holding company incorporated under the laws of Wisconsin.

(j)“Disability” unless otherwise defined by the Committee in the applicable Award Agreement or Award Program, has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(k)“Exercise Price” means the exercise price per share of Stock purchasable under an Option.

(l)“Fair Market Value” means the value of a share of Stock as of a date, determined as follows:

(1)if the shares of Stock are readily tradable or reported on an established securities market, Fair Market Value of the Stock may be determined based upon the last sale before or the first sale after such date, the closing price on the trading day before or the trading day of such date, the arithmetic mean of the high and

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low prices on the trading day before or the trading day of such date, or any other reasonable method using actual transactions in the Stock as reported by such market or system; or

(2)if the shares of Stock are not readily tradable or reported on an established securities market, Fair Market Value shall mean the fair market value of a share of Stock determined by the reasonable application of a reasonable valuation method, where such valuation method is based on the facts, circumstances, and all other available information that are material to the value of the Company as of the valuation date.

An “established securities market” includes a national securities exchange which is registered under section 6 of the Securities Exchange Act of 1934; a foreign national securities exchange which is officially recognized, sanctioned, or supervised by governmental authority; and any over-the-counter market. For purposes of Clause (1), Fair Market Value of a share of Stock also may be determined using an average selling price during a specified period that is within thirty (30) days before or thirty (30) days after the applicable determination date provided that the process under which the Award is granted irrevocably specifies the commitment to the grant with a price set using such an average selling price before the beginning of the specified period. For purposes of Clause (2), the use of a value previously calculated under a reasonable valuation method is not reasonable as of a later date if such calculation fails to reflect information available after the date of the calculation that may materially affect the value of the Company or if the value was calculated with respect to a date that is more than twelve (12) months earlier than the date for which the valuation is being used. For purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with any other applicable requirements of Code Section 409A. Notwithstanding anything to the contrary in this Section 1.1(l), for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

(m)“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(n)“Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

(o) “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

(p)“Other Stock-Based Award” means an Award described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and may be settled in cash or in Stock. Other Stock-Based Awards may include, but not be limited to, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.

(q) “Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(r)“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

(s)“Participant” means an individual who receives an Award hereunder.

(t)“Plan” means the Nicolet Bankshares, Inc. 2011 Long-Term Incentive Plan.

(u)“Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company, subject to the following requirements:

(1)    in the case of a Participant who is an employee of the Company, a termination of the Participant’s employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than

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twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months); or

(2)    in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient either (A) upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship; or (B) if, with respect to amounts payable to the Participant under an Award upon the termination of the independent contractor’s relationship with the Service Recipient, no amount will be paid to the Participant before at least twelve (12) months after the day on which the contract expires under which the Participant performs services for the Service Recipient (or, in the case of more than one contract, all such contracts expire) and no amount payable to the Participant on that date is actually paid to the Participant if, after the expiration of the contract (or contracts) and before that date, the Participant performs services for the Service Recipient as an independent contractor or an employee; or

(3)    in any case, as may otherwise be permitted under Code Section 409A.

(v)“Stock” means the Company’s common stock.

(w)“Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(x)“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

(y)“Termination of Employment” means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2 THE LONG-TERM INCENTIVE PLAN

2.1    Purpose of the Plan.  The Plan is intended to (a) provide incentives to certain officers, employees, and directors of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, and directors by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, and directors.

2.2    Stock Subject to the Plan.  Subject to adjustment in accordance with Section 5.2, Three Million (3,000,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. For purposes of determining the number of shares of Stock issued upon the exercise, settlement or grant of an Award under this Section, any shares of Stock withheld to satisfy tax withholding obligations or the Exercise Price shall be considered issued under the Plan.

2.3    Administration of the Plan.  The Plan is administered by the Committee.  The Committee has full authority in its discretion to determine the officers, employees, and directors of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and Award Programs and to make all other determinations necessary

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or advisable for the proper administration of the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated).  The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

2.4    Eligibility and Limits.  Awards may be granted only to officers, employees, and directors of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s).

SECTION 3 TERMS OF AWARDS

3.1    Terms and Conditions of All Awards.

(a)    The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

(b)    Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, performance goals, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, performance goals, if any, that must be achieved as a condition to vesting or settlement of the Award. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void.

(c)    The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.

(d)    Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Options.

(e)    After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan or Award) or would be inconsistent with other provisions of the Plan.

3.2    Terms and Conditions of Options.  Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

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(a)    Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the Exercise Price must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of the Fair Market Value on the date the Option is granted.

(b)    Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option shall be as specified in the applicable Award Agreement.

(c)    Payment.  Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, but in any case subject to such procedures or restrictions as the Committee may impose:

(i)    by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(ii)    in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

(iii)    by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant.  The holder of an Option, as such, has none of the rights of a stockholder.

(d)    Conditions to the Exercise of an Option.  Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a change in control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

(e)    Termination of Incentive Stock Option.  With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided further, that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), a Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)    Special Provisions for Certain Substitute Options.  Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

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(g)    No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.
(h)    No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders the exercise price of an Option may not be reduced after the grant of the Option and an Option may not be surrendered in consideration of, or in exchange for, the grant of a new Option having an exercise price below that of the Option that was surrendered, Stock, cash, or any other Award.

3.3    Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement.  A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant.

(a)    Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Committee, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b)    Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c)    No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, Stock, cash, or any other Award.

3.4    Terms and Conditions of Other Stock-Based Awards. An Other Stock-Based Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of shares of Stock granted by the Committee, (ii) a percentage or multiple of the value of a specified number of shares of Stock determined by the Committee or (iii) dividend equivalents on a specified or a determinable number, or a percentage or multiple of a specified number, of shares of Stock determined by the Committee. At the time of the grant, the Committee must determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as may be applicable; and the performance goals, if any, applicable to the determination of the ultimate payment value of the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

(a)    Payment. Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b)    Conditions to Payment. Each Other Stock-Based Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid in whole or in part.

3.5    Terms and Conditions of Cash Performance Awards. A Cash Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Cash Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the performance goals, if any, applicable to the determination of the ultimate payment value of the Cash Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

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(a)    Payment. Payment in respect of Cash Performance Awards shall be made by the Company in cash.

(b)    Conditions to Payment. Each Cash Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Cash Performance Award, the Committee, at any time before complete termination of such Cash Performance Award, may accelerate the time or times at which such Cash Performance Award may be paid in whole or in part.

3.6    Treatment of Awards on Termination of Service. Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION 4 RESTRICTIONS ON STOCK

4.1    Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Award Agreement or Award Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Award Agreement or Award Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program.  During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement or Award Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2    Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

SECTION 5 GENERAL PROVISIONS

5.1    Withholding.  The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Award. A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement, Award Program, or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.

5.2    Changes in Capitalization; Merger; Liquidation.

(a)    The number of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Other Stock-Based Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award (if any); and the Exercise Price of each outstanding Option and the threshold price of each outstanding Stock Appreciation Right, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock

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of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)    In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Award Agreement or Award Program), that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or Award Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

(c)    Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

(d)    The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3    Cash Awards.  The Committee may, at any time and in its discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Award or the exercise of rights thereunder.

5.4    Compliance with Code.

(a)    Code Section 422.    All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

(b)    Code Section 409A.    Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Award Agreement, and / or Award Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

5.5    Right to Terminate Employment or Service.  Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, or director of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

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5.6    Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.7    Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.8    Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.9    Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. The Board of Directors shall consider that to preserve the Plan’s ability to grant Incentive Stock Options, stockholder approval is required for any amendment to the Plan that increases the number of shares of Stock available for the grant of Incentive Stock Options under the Plan, changes the employees (or class of employees) eligible to receive Incentive Stock Options under the Plan, or if the Plan is assumed in connection with a corporate transaction which results in a change in either the granting corporation or the stock available for purchase or grant under the Plan; provided, however, if the consolidation agreement fully describes the Plan and such agreement is approved by the stockholders, no further stockholder approval of the Plan shall be required. No such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

5.10    Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the adoption of the Plan, as amended and restated, by the Board of Directors of the Company. If such approval is not obtained, the Plan, as in effect prior to this amendment and restatement, shall continue in effect but this amendment and restatement shall be rendered null and void.

5.11    Choice of Law.  The laws of the State of Wisconsin shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.12    Effective Date of Plan.  The Plan, as amended and restated, is to become effective as of February 19, 2019, the date the Plan as so amended and restated was approved by the Board of Directors, subject to shareholder approval.

IN WITNESS WHEREOF, the undersigned has executed the Plan, as amended and restated, on behalf of the Company as of February 19, 2019.

NICOLET BANKSHARES, INC.

By:

Title:

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Nicolet Bankshares, Inc.

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Central Time, on May 13, 2019.

Online
Go to **www.investorvote.com/NCBS** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and EVERY YEAR for Proposal 5.

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1. Election of Directors:

NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 ______ Robert B. Atwell	☐	☐	02 ______ Rachel Campos-Duffy	☐	☐	03 ______ Michael E. Daniels	☐	☐
04 ______ John N. Dykema	☐	☐	05 ______ Terrence R. Fulwiler	☐	☐	06 ______ Christopher J. Ghidorzi	☐	☐
07 ______ Andrew F. Hetzel, Jr.	☐	☐	08 ______ Donald J. Long, Jr.	☐	☐	09 ______ Dustin J. McClone	☐	☐
10 ______ Susan L. Merkatoris	☐	☐	11 ______ Randy J. Rose	☐	☐	12 ______ Oliver Pierce Smith	☐	☐
13 ______ Robert J. Weyers	☐	☐						

To cumulate votes for directors, check box at right and indicate percentage(s) for one or more desired nominees above. ☐

Proposal	Every Year	Every 2 Years	Every 3 Years	Abstain
5. Advisory vote on the frequency of advisory approval of Nicolet's named executive officer compensation.	☐	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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